PENTEGRA SERVICES, INC.


                    EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                               BASIC PLAN DOCUMENT





Rev. 11/27/07

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                                TABLE OF CONTENTS

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

ARTICLE I                 PURPOSE AND DEFINITIONS                                                                        1
      Section 1.1            Introduction                                                                                1
      Section 1.2            Plan Definitions                                                                            1
      Section 1.3            Gender Caveat                                                                               8

ARTICLE II                PARTICIPATION AND MEMBERSHIP                                                                   9
      Section 2.1            Eligibility Requirements                                                                    9
      Section 2.2            Exclusion of Certain Employees                                                              9
      Section 2.3            Waiver of Eligibility Requirements                                                         10
      Section 2.4            Exclusion of Non-Salaried Employees                                                        10
      Section 2.5            Commencement of Participation                                                              10
      Section 2.6            Termination of Participation                                                               11

ARTICLE III               CONTRIBUTIONS                                                                                 12
      Section 3.1            Contributions by Members                                                                   12
      Section 3.2            Elective Deferrals by Members                                                              12
      Section 3.3            Transfer of Funds and Rollover Contributions by Members                                    13
      Section 3.4            Employer Contributions - General                                                           13
      Section 3.5            Employer Matching Contributions                                                            13
      Section 3.6            Employer Discretionary Matching Contributions                                              14
      Section 3.7            Employer Basic Contributions                                                               14
      Section 3.8            Supplemental Contributions by Employer                                                     14
      Section 3.9            The Profit Sharing Feature                                                                 14
      Section 3.10           The 401(k) Feature                                                                         17
      Section 3.11           Determining the Actual Deferral Percentages                                                18
      Section 3.12           Determining the Actual Contribution Percentages                                            20
      Section 3.13           Remittance of Contributions                                                                23
      Section 3.14           Safe Harbor CODA                                                                           23
      Section 3.15           Catch-Up Contributions                                                                     24

ARTICLE IV                INVESTMENT OF CONTRIBUTIONS                                                                   25
      Section 4.1            Investment by Trustee or Custodian                                                         25
      Section 4.2            Member Directed Investments                                                                26
      Section 4.3            Employer Securities                                                                        26
      Section 4.4            Life Insurance                                                                             26

ARTICLE V                 MEMBERS' ACCOUNTS, UNITS AND VALUATION                                                        27

ARTICLE VI                VESTING OF ACCOUNTS                                                                           28
      Section 6.1            Vesting of Member Contributions, 401(k) Deferrals, Qualified Nonelective                   28
      Section 6.2            Vesting of Employer Contributions                                                          28
      Section 6.3            Forfeitures                                                                                30

ARTICLE VII               WITHDRAWALS AND DISTRIBUTIONS                                                                 31
      Section 7.1            General Provisions                                                                         31
      Section 7.2            Withdrawals While Employed                                                                 31
      Section 7.3            Distributions Upon Termination of Employment                                               34
      Section 7.4            Distribution Upon Severance From Employment                                                37
      Section 7.5            Distributions Due to Disability                                                            37
      Section 7.6            Distributions Due to Death                                                                 37
      Section 7.7            Minimum Required Distributions                                                             38
      Section 7.8            Minimum Required Distributions (Beginning on November 1, 2002)                             40

ARTICLE VIII              LOAN PROGRAM                                                                                  46
      Section 8.1            General Provisions                                                                         46
      Section 8.2            Loan Application                                                                           46
      Section 8.3            Permitted Loan Amount                                                                      47
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

      Section 8.4            Sources of Funds for Loan                                                                  47
      Section 8.5            Conditions of Loan                                                                         48
      Section 8.6            Crediting of Repayment                                                                     48
      Section 8.7            Cessation of Payments on Loan                                                              49
      Section 8.8            Loans to Former Members                                                                    49

ARTICLE IX                TRUSTEE AND CUSTODIAN                                                                         50
      Section 9.1            Basic Responsibilities of the Trustee                                                      50
      Section 9.2            Investment Powers and Duties of Trustee                                                    51
      Section 9.3            Powers and Duties of Custodian                                                             54
      Section 9.4            Trustee's Compensation, Expenses, Taxes and Indemnification                                54
      Section 9.5            Reporting and Recordkeeping                                                                55
      Section 9.6            Amendment, Termination, Resignation and Removal                                            56

ARTICLE X                 ADMINISTRATION OF PLAN AND ALLOCATION OF RESPONSIBILITIES                                     57
      Section 10.1           Fiduciaries                                                                                57
      Section 10.2           Allocation of Responsibilities Among the Fiduciaries                                       57
      Section 10.3           No Joint Fiduciary Responsibilities                                                        59
      Section 10.4           Investment Manager                                                                         59
      Section 10.5           Advisor to Fiduciary                                                                       59
      Section 10.6           Service in Multiple Capacities                                                             59
      Section 10.7           Appointment of Plan Administrator                                                          59
      Section 10.8           Powers of the Plan Administrator                                                           60
      Section 10.9           Duties of the Plan Administrator                                                           60
      Section 10.10          Action by the Plan Administrator                                                           60
      Section 10.11          Discretionary Action                                                                       60
      Section 10.12          Compensation and Expenses of Plan Administrator                                            60
      Section 10.13          Reliance on Others                                                                         60
      Section 10.14          Self Interest                                                                              61
      Section 10.15          Personal Liability - Indemnification                                                       61
      Section 10.16          Insurance                                                                                  61
      Section 10.17          Claims Procedures                                                                          61
      Section 10.18          Claims Review Procedures                                                                   61

ARTICLE XI                MISCELLANEIOUS PROVISIONS                                                                     63
      Section 11.1           General Limitations                                                                        63
      Section 11.2           Top Heavy Provisions                                                                       67
      Section 11.3           Information and Communications                                                             69
      Section 11.4           Small Account Balances                                                                     69
      Section 11.5           Amounts Payable to Incompetents, Minors or Estates                                         69
      Section 11.6           Non-Alienation of Amounts                                                                  69
      Section 11.7           Unclaimed Amounts Payable                                                                  70
      Section 11.8           Leaves of Absence                                                                          70
      Section 11.9           Return of Contributions to Employer                                                        70
      Section 11.10          Controlling Law                                                                            71

ARTICLE XII               AMENDMENT & TERMINATION                                                                       72
      Section 12.1           General                                                                                    72
      Section 12.2           Termination of Plan and Trust                                                              72
      Section 12.3           Liquidation of Trust Assets in the Event of Termination                                    72
      Section 12.4           Partial Termination                                                                        72
      Section 12.5           Power to Amend                                                                             72
      Section 12.6           Solely for Benefit of Members, Terminated Members and their Beneficiaries                  73
      Section 12.7           Successor to Business of the Employer                                                      73
      Section 12.8           Merger, Consolidation and Transfer                                                         73
      Section 12.9           Revocability                                                                               73
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                                    ARTICLE I
                             PURPOSE AND DEFINITIONS

Section 1.1         Introduction

This Plan and Trust, as evidenced hereby, and the applicable Adoption Agreement and Trust Agreement(s), are designed and intended to qualify in form as a qualified profit sharing plan and trust under the applicable provisions of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee
Retirement Income Security Act of 1974, as amended.

Any plan restated hereunder shall be effective as of the later of January 1, 2002 or the original effective date of the plan.

Except as otherwise provided herein and consistent with Internal Revenue Service
Notice 2004-84 and related guidance concerning the remedial amendment and approval cycle for master and prototype defined contribution plans, effective
January 1, 2002 (including any amendments through January 31, 2006), and subject to IRS approval, the Plan is hereby amended and restated in its entirety to provide as follows:

Section 1.2          Plan Definitions

The following words and phrases as used in this Plan shall have the following meanings:

(A) "Account" means the Plan account established and maintained in respect of each Member pursuant to Article V, to which Account shall be allocated, as applicable, the Member's after-tax amounts, 401(k) amounts, Employer matching amounts, basic amounts, supplemental amounts, profit sharing amounts, qualified non-elective contribution amounts, rollover amounts, and funds directly transferred to the Plan.

(B)        "Acquired Employees" means Employees who become Employees as a result of a transaction under Code Section 410(b)(6)(C). Such Employees will
           be  excluded  during  the  period   beginning  on  the  date  of  the
           transaction  and  ending  on the  last  day of the  first  Plan  Year beginning after the date of the transaction. A transaction under Code
           Section  410(b)(6)(C)  is an asset or stock  acquisition,  merger  or similar  transaction  involving  a  change  in  the  employer  of the
           Employees of a trade or business.

(C) "Actual Deferral Percentage Test Safe Harbor" means the method described in Section 3.15 (A) of Article III for satisfying the actual deferral percentage test of `401(k)(3) of the Code.

(D)        "Actual  Deferral  Percentage Test Safe Harbor  Contributions"  means
           Employer  matching   contributions  and  non-elective   contributions
           described in Section 3.15 (A) (1) of Article III.

(E) "Adoption Agreement" means the separate document by which the Employer has adopted the Plan and specified certain of the terms and provisions hereof. If any term, provision or definition contained in the Adoption Agreement is inconsistent with any term, provision or definition contained herein, the one set forth in the Adoption
           Agreement shall govern. The Adoption Agreement shall be incorporated into and form an integral part of the Plan.

(F)        "Beneficiary"  means the person or persons  designated to receive any amount  payable  under  the Plan  upon the  death of a  Member.  Such designation  may be made or  changed  only  by the  Member  on a form provided by, and filed with, the Third Party  Administrator  prior to his  death.  If the  Member  is not  survived  by a Spouse  and if no
           Beneficiary   is  designated,   or  if  the  designated   Beneficiary

                                       1

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           predeceases the Member, then any such amount payable shall be paid to such Member's estate upon his death.

(G) "Board" means the Board of Directors of the Employer adopting the Plan.

(H)        "Break in Service" means:

           (1) Where an Employer has elected, in its Adoption Agreement, to use the hours of service method for eligibility and/or vesting, a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Plan Administrator in accordance with the IRS Regulations.

           (2) Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined by the Plan Administrator in accordance with this Paragraph, the Code and the applicable regulations issued by the DOL and the IRS;
                  provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Plan Administrator with such information as it may require.

           (3)    Hours of  Employment  credited  for a maternity  or  paternity absence  shall be  credited  entirely  (i) in the Plan Year in which  the  absence  began  if such  Hours of  Employment  are necessary to prevent a Break in Service in such year,  or (ii)
                  in the following  Plan Year.  For purposes of this  Paragraph, maternity or paternity absence shall mean an absence from work by  reason  of the  individual's  pregnancy,  the birth of the individual's  child  or the  placement  of a  child  with  the individual  in  connection  with the  adoption of the child by such individual, or for purposes of caring for a child for the period immediately  following such birth or placement.  In any case in which  the Plan is unable  to  determine  the Hours of
                  Employment that an Employee would have earned, eight (8) Hours of  Employment  per day of such  absence  shall  be  credited, except  that the  total  number of hours  treated  as Hours of
                  Employment   under  this  paragraph  by  reason  of  any  such
                  pregnancy or placement shall not exceed 501 hours.

           (4) Where an Employer has elected to use the elapsed time method for eligibility and/or vesting service, a Period of Severance of at least 12 consecutive months.

(I) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

(J) "Commencement Date" means the date on which an Employer begins to participate in the Plan.

(K)        "Contribution Determination Period" means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer,  upon which eligibility  for and the  maximum  permissible  amount of any  Profit
           Sharing  contribution,  as  defined in Article  III,  is  determined.
           Notwithstanding   the   foregoing,   for   purposes  of  Article  VI,
           Contribution Determination Period means the Plan Year.

(L)        "Disability"  means a Member's  Disability as defined in Article VII,
           Section 7.5.

(M)        "DOL" means the United States Department of Labor.

(N) "Earned Income" means the net earnings from self-employment in the trade or business with respect to which the plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions made by the Employer to a qualified plan to the extent deductible under Code Section 404. In addition, net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section
           164(f), for taxable years beginning after December 31, 1989.

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

(O)        "Employee"  means  any  person  in   Employment,   and  who  receives
           Compensation from, the Employer,  and any Leased  Employee within the meaning of Code Section  414(n)(2). The term "Leased  Employee" means any person (other than an Employee of the recipient)  who pursuant to an agreement  between the  recipient and any other  person  ("leasing organization")  has  performed services for the recipient (or for the recipient  and related  persons determined  in  accordance  with Code
           Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such  services  are  performed  under  primary direction  or control by the  recipient.  Contributions  or  benefits provided a Leased  Employee  by the  leasing  organization  which are attributable  to  services performed for the recipient employer shall be treated as provided by the recipient employer.

           A Leased Employee shall not be considered an Employee of the recipient if: (i) such Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of Compensation, as defined in Code
           Section 415(c) (3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B) or
           403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

           An Owner-Employee means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

(P)        "Employer"  means the entity named in the Adoption  Agreement and any other entity which,  together  therewith,  constitutes  an affiliated service group (as defined in Code Section 414(m)(2)), any corporation
           which,   together  therewith,   constitutes  a  controlled  group  of
           corporations  as defined in Code Section 1563, and any other trade or business (whether incorporated or not) which, together therewith, are required to be aggregated  under Code  Sections  414(b),  414(c),  or
           414(o). For purposes of the definition of "Salary" in Section 1.2(II)
           and  Article  III of the Plan,  "Employer"  shall  refer  only to the applicable entity that is participating in the Plan.

(Q)        "Employment" means service with an Employer.

(R) "Enrollment Date" means the date on which an Employee becomes a Member as provided under Article II.

(S) "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

(T)        "Fiduciary"  means any person  who (i)  exercises  any  discretionary authority or control with  respect to the  management  of the Plan or control with respect to the  management or  disposition of the assets thereof,  (ii)  renders  any  investment  advice  for a fee or  other
           Compensation, direct or indirect, with respect to any moneys or other
           property  of  the  Plan,  or  has  any  discretionary   authority  or
           responsibility to do so, or (iii) has any discretionary  authority or responsibility in the administration of the Plan, including any other persons  (other than trustees)  designated by any Named  Fiduciary to carry out fiduciary responsibilities,  except to the extent otherwise provided by ERISA.

(U)        "Highly  Compensated  Employee"  means for Plan Years beginning after
           November 1, 2002, an Employee (i) who is a 5-percent Owner at any time during the look-back year or determination year, or (ii)(a) who is employed during the determination year and who during the look-back year received Compensation from the Employer in excess of $85,000 (as adjusted pursuant to the Code and Regulations for changes in the cost of living), and (b) if elected by the Employer was in the top-paid group of Employees for such look-back year.

           For purposes of this Section 1.2(U), Compensation means Compensation as defined in Section 11.1(B)(12)(b). The determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The Employer may, however, as indicated in the Adoption Agreement, make a calendar year data election. If a calendar year data election is made, the look-back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than for 5% owners).

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

           The top-paid group shall consist of the top 20 percent of the Employees when ranked on the basis of Compensation paid by the Employer.

           The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the IRS Regulations thereunder. The determination of who is a highly compensated former
           Employee  is based on the  rules  applicable  to  determining  Highly
           Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income
           Tax  Regulations  and IRS Notice  97-45.  In  determining  whether an
           Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

(V)       "Hour of Employment" means:

           (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

           (2)    Each  hour for  which an  Employee  is paid,  or  entitled  to payment,  by an Employer on account of a period of time during which no duties are  performed  (irrespective  of whether  the employment  relationship  has  terminated)  due  to  vacation, holiday, illness,  incapacity (including Disability),  layoff, jury duty, military duty or leave of absence. No more than 501
                  Hours of Employment will be credited under this Subsection (2)
                  for any single  continuous  period (whether or not such period occurs  in a single  computation  period).  Hours  under  this
                  Subsection  (2) will be  calculated  and credited  pursuant to
                  Section   2530.200b-2   of  the  DOL   Regulations   which  is
                  incorporated herein by this reference; and

           (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Employment will not be credited both under Subsection (1) or (2), as the case may be, and under this Subsection (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                  Hours of Employment will be credited for employment with other members of an affiliated service group (under Code Section
                  414(m)),  a  controlled  group  of  corporations  (under  Code
                  Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member, and any other entity required to be aggregated with such Employer pursuant to Code Section 414(o).
                  Hours of Employment will also be credited for any individual considered an Employee for purposes of the Plan under Code
                  Section 414(n) or Code Section 414(o).

                  Solely for purposes of determining eligibility to participate,
                  "Hour of  Employment"  shall include  service  performed by an individual for an Employer or members of an affiliated service group  (under Code  Section  414(m)),  a  controlled  group of corporations (under Code Section 414(b)), or a group of trades
                  or  businesses   under  common  control  (under  Code  Section
                  414(c)), of which the Employer is a member,  during the period such  individual  is not a  member  of a  class  of  Employees otherwise eligible to participate in the Plan.

(W) "Investment Manager" means any Fiduciary other than a Trustee or Named Fiduciary who (i) has the power to manage, acquire or dispose of any asset of the Plan; (ii) is (a) registered as an investment advisor under the Investment Advisors Act of 1940; (b) is a bank, as defined in such Act, or (c) is an insurance company qualified to perform the services described in clause (i) hereof under the laws of more than one state of the United States; and (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

(X)        "IRS" means the United States Internal Revenue Service.

                                       4


(Y) "Leave of Absence" means an absence authorized by an Employee's Employer and approved by the Plan Administrator, on a uniform basis, in accordance with Article XI.

(Z) "Member" means an Employee enrolled in the membership of the Plan under Article II. Notwithstanding the above, Member shall also mean any Employee who, in accordance with Article III, Section 3.3 and the terms of the Plan, makes a rollover contribution to the Plan. Such Employee shall be considered a Member for purposes of such Rollover contribution(s) only and shall not share in the rights and privileges of those Members enrolled in the membership of the Plan in accordance with Article II.

(AA)       "Month" means any calendar month.

(BB) "Named Fiduciary" means the Fiduciary or Fiduciaries named herein or in the Adoption Agreement who jointly or severally have the authority to control and manage the operation and administration of the Plan.

(CC) "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

(DD)       "Normal  Retirement  Age"  means  the  Member's   sixty-fifth  (65th)
           birthday unless otherwise specified in the Adoption Agreement.

(EE) "Period of Service" means the aggregate of all periods commencing with the Employee's first day of Employment or reemployment with the Employer and ending on the date a Break in Service begins. The first day of Employment or reemployment is the first day the Employee performs an Hour of Employment. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months, provided that the Employee returns to Employment within 12 months of the Employee's retirement, quit or discharge or, if earlier, within 12 months of the date the Employee was first absent from service for any other reason.

 (FF) "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

           In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
           (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

(GG) "Plan" means the Employees' Savings & Profit Sharing Plan as evidenced by this document, the applicable Adoption Agreement and all subsequent amendments thereto.

(HH) "Plan Administrator" means the Named Fiduciary or, as designated by such Named Fiduciary and approved by the Board in accordance with
           Article IX, any officer or Employee of the Employer.

(II) "Plan Year" means a consecutive 12-month period ending December 31 unless an alternative 12 consecutive month period is specified in the Adoption Agreement.

(JJ) "Regulations" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

(KK) "Roth Elective Deferral" is an elective deferral that is (a) designated irrevocably by the Member at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax elective deferrals the Member is otherwise eligible to make under the Plan; and (b) treated by the Employer as includible in the Member's income at the time the Member would have received the amount in cash if the Member had not made a cash or deferred election.

(LL)      "Salary"  means regular basic  monthly  salary or wages,  exclusive of special payments such as overtime, bonuses, fees, deferred Compensation (other than pre-tax elective deferrals pursuant to a
          Member's election under Article III), severance payments, and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member under a Code
          Section 125 cafeteria plan and, effective for Plan Years beginning on or after January 1, 2001, qualified transportation fringe benefits under Code Section 132(f), unless the Employer specifically elects to exclude such contributions or benefits). Commissions shall be included at the Employer's option within such limits, if any, as may be set by the Employer in the Adoption Agreement and applied uniformly to all its commissioned Employees. In addition, Salary may also include, at the Employer's option, special payments such as (i) overtime or (ii) overtime plus bonuses.

          Alternatively, at the Employer's option, Salary may be defined as follows:

           (1) to include total taxable Compensation reported on the Member's IRS Form W-2, plus deferrals, if any, pursuant to Code Sections 401(k), 475(b), 403(b), 402(h), 402(g)(3), and 125
                  plus, effective for Plan Years beginning on or after January 1, 2001, qualified transportation fringe benefits under Code
                  Section 132(f) (unless the Employer specifically elects to exclude such Code Section 125 deferrals or Code Section 132(f) amounts), but excluding Compensation deferred from previous years;

           (2) wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of Employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, Compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)), and excluding (i) Employer contributions to a plan of deferred Compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified Employee pension plan to the extent such contributions are excludable from the Employee's gross income, or any distributions from a plan of deferred Compensation; (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not contributions are actually excludable from the gross income of the Employee); plus deferrals, if any, pursuant to Code Sections 401(k), 457(b), 403(b), 402(h), 402(g)(3) and 125, plus, effective for Plan Years beginning on or after January 1, 2001, qualified transportation fringe benefits under Code Section 132(f) (unless the Employer specifically elects to exclude such Code Section 125 deferrals or Code Section 132(f) amounts), but excluding Compensation deferred from previous years; or

           (3) wages within the meaning of Code Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

          Notwithstanding any provision of the Plan to the contrary, Salary for any Self-Employed Individual shall be equal to Earned Income.

          If the Employer so elects in the Adoption Agreement, Salary for any Employee shall only be considered for the period during which such Employee is eligible for Membership in the Plan.

           For any Plan Year beginning after December 31, 2001, the annual Salary of each Member taken into account for purposes of the Plan shall not exceed $200,000 (adjusted for cost of living to the extent permitted by Code Section 401(a)(17)(B) and the IRS Regulations).

           For Plan Years beginning after December 31, 1996, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

(MM) "Self-Employed Individual" means an individual who has Earned Income for the taxable year from the trade or business for which the plan is established, and, also, is an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

(NN) "Social Security Taxable Wage Base" means the contribution and benefit base attributable to the OASDI portion of Social Security employment taxes under Section 230 of the Social Security Act (42 U.S.C. - ss.430) in effect on the first day of each Plan Year.

(OO) "Spouse" or "Surviving Spouse" means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death. For purposes of the Plan, a Member will be treated as married only if the Member's marriage is recognized under the U.S. Defense of Marriage Act of 1996 and the individual to whom the Member is married will only be treated as the Member's spouse under the Plan if that individual is recognized as the spouse of the Member under the U.S. Defense of Marriage Act of 1996.

(PP) "Third Party Administrator" or "TPA" means Pentegra Services, Inc., a non-fiduciary provider of administrative services appointed and directed by the Plan Administrator or the Named Fiduciary either jointly or severally.

(QQ) "Trust" means the Trust or Trusts established and maintained pursuant to the terms and provisions of this document and any separately maintained Trust Agreement or Agreements.

(RR) "Trustee" generally means the person, persons or other entities designated by the Employer or its Board as the Trustee or Trustees hereof and specified as such in the Adoption Agreement and any Trust Agreement or Agreement

(SS) "Trust Agreement" means the document by which the Employer or its Board has appointed a Trustee of the Plan, specified the terms and conditions of such appointment and any fees associated therewith. The Employer or its Board may either adopt a separate Trust Instrument or utilize the Trust instrument provided under Article IX of the Plan.

(TT) "Trust Fund" means the Trust Fund or Funds established by the Trust Agreement or Agreements.

(UU) "Unit" means the unit of measure described in Article V of a Member's proportionate interest in the available Investment Funds (as defined in Article IV).

(VV) "Valuation Date" means any business day of any month for the Trustee, except that in the event the underlying portfolio(s) of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such Valuation Date(s).

(WW)       "Year of Employment" means a period of service of 12 months.

(XX) "Year of Service" means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Plan Administrator in accordance with any applicable Regulations issued by the DOL and the IRS.

(YY) "Year of Eligibility Service" means where an Employer designates a one or two 12-consecutive-month eligibility waiting period, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month period (measured from his date of Employment and then as of the first day of each Plan Year commencing after such date of Employment); provided, however, if an Employee is credited with 1,000 Hours of Employment in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's Employment commencement date, the Employee will be credited, for eligibility purposes, with two Years of Eligibility Service. Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months in the eligibility waiting period requirement by 83 1/3; provided, however, if an Employee completes at least 1,000 Hours of Employment within the 12 month period commencing on his Employment commencement date or during any Plan Year commencing after such Employment commencement date, such Employee will be treated as satisfying the eligibility service requirements.

Section 1.3         Gender Caveat

The masculine pronoun wherever used in this document and its accompanying Adoption Agreement shall include the feminine pronoun.

                                   ARTICLE II
                          PARTICIPATION AND MEMBERSHIP

Section 2.1         Eligibility Requirements

The Employer may elect as a requirement for eligibility to participate in the Plan (i) the completion of a service period equal to any number of months not to exceed 12 consecutive months, or (ii) the completion of a service period equal to one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected on the Adoption Agreement. Notwithstanding the foregoing, in the case of an Employer that adopts the 401(k) feature under
Section 3.10, the eligibility requirements under such feature shall not exceed the period described in clause (i) above, and, at the election of the Employer, attainment of age 21 as described in clause (iii) above.

Notwithstanding the foregoing, the Employer may elect in the Adoption Agreement to establish as an eligibility requirement (as a minimum service requirement, minimum age requirement, or both) for Employer matching contributions, Employer basic contributions Employer supplemental contributions, and/or Employer Profit Sharing contributions (i) the completion of any number of months not to exceed 12 consecutive months, or (ii) the completion of one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected in the Adoption Agreement.

In implementing the eligibility service periods described above, (i) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the hours of service method, the satisfaction of the eligibility service requirement shall be dependent on the completion of a Year of Eligibility Service and (ii) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the elapsed time method, the satisfaction of the eligibility service requirement shall be dependent on the completion of the requisite Period of Service.

If a non-vested Member terminates Employment without a vested interest in his Account derived from Employer contributions, Years of Employment (or, as applicable, Years of Service) before a period of consecutive Breaks in Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Employment (or, as applicable, Years of Service) before such break. If a Member's service is disregarded pursuant to this paragraph, such Member will be treated as a new Employee for eligibility purposes. Notwithstanding anything herein to the contrary, in determining whether a Member has a vested interest in his Account derived from Employer contributions for purposes of Code Sections 410(a)(5)(D) and 411(a)(6)(D), the Member's 401(k) deferrals shall be taken into account and treated as derived from Employer contributions.

An Employer may, at its option, subject to the provisions of the Plan, adopt different Plan features and provisions for different definable groups of Employees, including Employees acquired pursuant to a merger or acquisition. The Employer must demonstrate that the Plan continues to operate in compliance with the applicable provisions of the Code and IRS Regulations following the adoption of different Plan features for different definable groups of Employees.

Section 2.2         Exclusion of Certain Employees

To the extent provided in the Adoption Agreement, the following Employees may be excluded from participation in the Plan:

     i.   Employees not meeting the age and service requirements;

     ii. Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer(s). For this purpose, the term "Employee representative" does not include any organization where more than one-half of the membership is comprised of owners, officers and executives of the Employer;

     iii. Employees who are non-resident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States; and

     iv.   Acquired Employees as defined in Article 1, Section 1.2(B).

     v. Employees who are not regular full time or part time Employees (Flex Staff Employees).

     vi.   Leased Employees within the meaning of Code Section 414(n)(2).

     vii. Short Term Employees (i.e. Employees hired under a written agreement which precludes Membership in the Plan and provides for a specific period of Employment not to exceed one year).

     viii. Employees   described  in  Section  2.4  or  included  in  any  other
           ineligible job classifications set forth in the Adoption Agreement.

Section 2.3         Waiver of Eligibility Requirements

The Employer, at its election, may waive the eligibility requirement(s) for participation specified above for (i) all Employees, or (ii) all those employed on or up to 12 months after its Commencement Date under the Plan. Subject to the requirements of the Code, the eligibility waiting period shall be deemed to have been satisfied for an Employee who was previously a Member of the Plan.

Any Employee whose Employment commences after the expiration date of the Employer's waiver of the eligibility requirement(s), if any, shall be enrolled in the Plan in accordance with the eligibility requirement(s) specified in the Adoption Agreement.

Section 2.4         Exclusion of Non-Salaried Employees

The Employer, at its election, may exclude non-salaried (hourly paid) Employees from participation in the Plan, regardless of the number of Hours of Employment such Employees complete in any Plan Year. Notwithstanding the foregoing, for purposes of this Section 2.4 and all purposes under the Plan, a non-salaried Employee that is hired following the adoption date of the Plan by the Employer, but prior to the adoption of this exclusion by the Employer, shall continue to be deemed to be an Employee and will continue to receive benefits on the same basis as a salaried Member, despite classification as a non-salaried Employee.

Section  2.5    Commencement of Participation

Every eligible Employee (other than non-salaried or such other Employees who, at the election of the Employer, are excluded from participation) shall commence participation in the Plan on the later of:

(1)      The Employer's Commencement Date, or

(2) The first day of the month or calendar quarter (as designated by the Employer in the Adoption Agreement) coinciding with or next following his satisfaction of the eligibility requirements as specified in the Adoption Agreement.

(3) The earlier of either the first day of the Plan Year or the first day of the seventh month of the Plan Year coincident with or next following the satisfaction of the eligibility requirements specified in the Adoption Agreement.

The date that participation commences shall be hereinafter referred to as the Enrollment Date. Notwithstanding the above, no Employee shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan Administrator. The Plan Administrator shall notify each Employee of his eligibility for membership in the Plan and shall furnish him with an enrollment application in order that he may elect to make or receive contributions on his behalf under Article III at the earliest possible date consonant with this Article.

If an Employee fails to complete the enrollment form furnished to him, the Plan Administrator shall do so on his behalf. In the event the Plan Administrator processes the enrollment form on behalf of the Employee, the Employee shall be deemed to have elected not to make any contributions and/or elective deferrals under the Plan, if applicable.

In the event a Member is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a break in service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Member incurs a break in service, eligibility will be determined under the break in service rules of the Plan.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Member.

Section 2.6         Termination of Participation

Membership under all features and provisions of the Plan shall terminate upon the earlier of (a) a Member's termination of Employment, or (b) his death.

                                   ARTICLE III
                                  CONTRIBUTIONS

Section 3.1       Contributions by Members

If the Adoption Agreement so provides, each Member may elect to make non-deductible, after-tax contributions under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any pre-tax elective deferrals, does not exceed the limit established by the Employer in the Adoption Agreement. All such after-tax contributions shall be separately accounted for, nonforfeitable and distributed with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his contribution rate as designated in the Adoption Agreement, but reduced or suspended contributions may not subsequently be made up.

Section 3.2         Elective Deferrals by Members

If the Adoption Agreement so provides, each Member may elect to make pre-tax elective deferrals (401(k) deferrals) under the Plan, based on increments of 1% of his Salary provided the amount thereof, when aggregated with the amount of any after-tax contributions, does not exceed the limit established by the Employer in the Adoption Agreement and in no event exceeds the limits of Code Sections 401(k), 402(g), 404 and 415, except to the extent Catch-up contributions are permitted under the Plan in accordance with Code Section 414(v) and Section 3.15 of the Plan. Alternatively, a Member may elect to contribute for a Plan Year a dollar amount which does not exceed the maximum amount permitted under this Section 3.2 or the limit established by the Employer in the Adoption Agreement for such Plan Year and a pro-rata portion shall be withheld from each payment of Salary to such Member for the balance of the Plan Year remaining after the election takes effect. All such 401(k) deferrals shall be separately accounted for, nonforfeitable and distributed under the terms and conditions described under Article VII with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his 401(k) deferral rate or suspend his 401(k) deferrals as designated in the Adoption Agreement, but reduced or suspended deferrals may not subsequently be made up.

Notwithstanding any other provision of the Plan, no Member may make 401(k) deferrals during any Plan Year in excess of $11,000 as adjusted for cost-of living under Code Section 402(g). In the event that the aggregate amount of such 401(k) deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made. If a Member also participates, in any Plan Year, in any other plans subject to the limitations set forth in Code Section 402(g) and has made excess 401(k) deferrals under this Plan when combined with the other plans subject to such limits, to the extent the Member, in writing designates to the TPA any 401(k) deferrals under this Plan as excess deferrals by no later than the March 1 of the Plan Year following the Plan Year for which the 401(k) deferrals were made, the amount of such designated excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made.

If so elected by the Employer in the Adoption Agreement, a Member may make a special election to defer a percentage of any bonuses received during the Plan Year subject to limits of Code Sections 401(k), 402(g), 404 and 415.

If so elected by the  Employer in the  Adoption  Agreement,  effective  for Plan
Years beginning on or after January 1, 2006, a Member may designate all or a portion of his or her elective deferrals to the Plan as Roth 401(k) contributions, in accordance with Code Sections 402A and 401(k) and the applicable regulations and guidance issued thereunder.

Contributions and withdrawals of Roth elective deferrals will be credited and debited to the Roth elective deferral account maintained for each Member. The Plan will maintain a record of the amount of Roth elective deferrals in each Member's Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member's Roth elective deferral account and the Member's other accounts under the Plan. No contributions other than Roth elective deferrals and properly attributable earnings will be credited to each Member's Roth elective deferral account.

Notwithstanding anything in this Section 3.2 to the contrary, and in accordance with IRS Regulation Section 1.401(k)-1(a)(3)(iii), 401(k) deferrals may not be made prior to the Member's performance of services with respect to which the contributions are made or, if earlier, when the Compensation that is subject to the 401(k) deferral election would be currently available.

Section 3.3     Transfer of Funds and Rollover Contributions by Members

Each Member may elect to make, directly or indirectly, a rollover contribution to the Plan of amounts held on his behalf in (i) an Employee benefit plan qualified under Code Sections 401(a) or 403(a), (ii) an individual retirement account or annuity as described in Code Section 408(d)(3), (iii) an annuity contract described in Code Section 403(b), excluding after-tax contributions,
(iv) an eligible plan under Code Section 457(b) which is maintained by state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state. All such amounts shall be certified in form and substance satisfactory to the Plan Administrator by the Member as being all or part of an Eligible Rollover Distribution or a "rollover contribution" within the meaning of Code Sections 402(c)(4) or 408(d)(3). Such rollover amounts, along with the earnings related thereto, will be accounted for separately from any other amounts in the Member's Account. A Member shall have a nonforfeitable vested interest in all such rollover amounts.

Unless otherwise provided by the Employer in the Adoption Agreement, the Plan will accept a rollover contribution to a Roth elective deferral account only if it is a Direct Rollover from another Roth elective deferral account.

The Employer may, at its option, permit Employees who have not satisfied the eligibility requirements designated in the Adoption Agreement to make a rollover contribution to the Plan.

The Trustee of the Plan may also accept a direct transfer of funds, which meets the requirements of Section 1.411(d)-4 of the IRS Regulations, from a plan which the Trustee reasonably believes to be qualified under Code Section 401(a) in which an Employee was, is, or will become, as the case may be, a Member. If the funds so directly transferred are transferred from a retirement plan subject to Code Section 401(a)(11), then such funds shall be accounted for separately and any subsequent distribution of those funds, and earnings thereon, shall be subject to the provisions of Section 7.3 which are applicable when an Employer elects to provide an annuity option under the Plan.

Notwithstanding any provision of the Plan to the contrary, the Employer may elect in the Adoption Agreement not to permit Rollover contributions to the Plan of either an Eligible Rollover Distribution or a "rollover contribution" within the meaning of Code Sections 402(c) (4) or 408(d) (3).

Section 3.4     Employer Contributions - General

The Employer may elect to make regular or discretionary contributions under the Plan. Such Employer contributions may be in the form of (i) matching contributions, (ii) basic contributions, (iii) safe harbor CODA contributions and/or (iv) profit sharing contributions as designated by the Employer in the Adoption Agreement and/or (i) supplemental contributions and/or (ii) qualified nonelective contributions as permitted under the Plan. Each such contribution type shall be separately accounted for by the TPA.

Section 3.5     Employer Matching Contributions

The Employer may elect to make regular matching contributions under the Plan. Such matching contributions on behalf of any Member shall be conditioned upon the Member making after-tax contributions under Section 3.1 and/or 401(k) deferrals under Sections 3.2 and 3.10.

If so adopted, the Employer shall contribute under the Plan on behalf of each of its Members an amount equal to a percentage (as specified by the Employer in the Adoption Agreement) of the Member's after-tax contributions and/or 401(k) deferrals not in excess of a maximum percentage as specified by the Employer in the Adoption Agreement (in increments of 1%) of his Salary. The percentage elected by the Employer shall be based on a formula not to exceed 2005 or in accordance with one of the schedules of matching contribution formulas listed below, and must be uniformly applicable to all Members.

                                  Years of Employment                Matching %
                                  -------------------                ----------

Formula Step 1                    Less than 3                            50%
                                  At least 3 but less than 5             75%
                                  5 or more                              100%

Formula Step 1                    Less than 3                            100%
                                  At least 3 but less than               150%
                                  5 or more                              200%

Section 3.6     Employer Discretionary Matching Contributions

The Employer may elect to make discretionary matching contributions under the Plan. Such discretionary matching contributions shall be conditioned upon the Member making after-tax contributions under Section 3.1 and/or 401(k) deferrals under Section 3.2 and 3.10.

If so adopted, the Employer shall in its sole discretion, make a contribution on behalf of each of its Members an amount equal to the percentage, if any, specified in the Adoption Agreement, of the Member's after-tax and 401(k) deferrals. The Employer may, in the Adoption Agreement, elect to impose a maximum percentage of Member after-tax contributions and/or 401(k) deferrals which will be eligible for purposes of such Employer discretionary matching contributions.

Section 3.7     Employer Basic Contributions

The Employer may elect to make regular basic contributions under the Plan. Such basic contributions on behalf of any Member shall not be conditioned upon the Member making after-tax contributions and/or 401(k) deferrals under this Article
III. If so adopted, the Employer shall contribute to the Plan on behalf of each Member (as specified by the Employer in the Adoption Agreement) an amount equal to a percentage not to exceed 15% (as specified by the Employer in the Adoption Agreement) in increments of 1% of the Member's Salary. The percentage elected by the Employer shall be uniformly applicable to all Members. The Employer may elect, if basic contributions are made on behalf of its Members on a monthly basis, to restrict the allocation of such basic contribution to those Members who were employed with the Employer on the last day of the month for which the basic contribution is made.

Section 3.8         Supplemental Contributions by Employer

An Employer may, at its option,  make a supplemental  contribution under Formula
(1) or (2) below:

Formula (1)         A uniform  percentage (as specified by the Employer) of each
                    Member's contributions not in excess of a maximum percentage
                    (if the Employer elects to impose such  a  maximum)  of  the
                    Member's  Salary  which  were  received  by the Plan  during
                    the  Plan   Year  with  respect  to  which the  supplemental
                    contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made on or before the last day of the second month in the Plan Year following the Plan Year described in the preceding sentence on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year with respect to which the supplemental contribution relates.

Formula (2)         A uniform  dollar amount per Member or a uniform  percentage
                    (limited  to a  specific  dollar  amount,  if elected by the
                    Employer) of each Member's  Salary for the Plan Year (or, at the election of the Employer, the Employer's fiscal year) to which the supplemental contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made within the time prescribed by law, including extensions of time,  for filing of the  Employer's  federal  income tax return on behalf of all  those  Members  who have  completed
                    1,000  Hours of  Service  during  the Plan  Year (or  fiscal year),  were  employed with the Employer on the last working day of the Plan Year (or the fiscal year), or retired,  died or terminates Employment due to a Disability during the Plan
                    Year (or fiscal year) to which the supplemental contribution relates.  The Employer  may, at its option,  elect to make a contribution  under this  paragraph  to only  those  Members whose  Salary is less than an amount to be  specified by the
                    Employer to the extent  that such Salary  limit is less than the dollar  amount under Code Section  414(q) for
                    such year. The percentage contributed under this Formula (2)
                    shall be limited in accordance with the Employer's  matching formula  and basic  contribution  rate,  if any,  under this
                    Article  such  that the sum of the  Employer's  Formula  (2)
                    supplemental    contribution   plus   all   other   Employer
                    contributions under this Article shall not exceed 15% of Salary for such year.

Section 3.9     The Profit Sharing Feature

An Employer may, at its option, adopt the Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.

If this Profit Sharing Feature is adopted, the Employer may contribute on behalf of each of its eligible Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer (as the Employer shall elect), a discretionary amount not to exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code
Section 404, and further subject to the provisions of Article X.

Any such profit sharing contribution must be received by the Trustee within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return following the close of the Contribution Determination Period on behalf of all those Members who are entitled to an allocation of such profit sharing contribution as set forth in the Adoption Agreement. For purposes of making the allocations described in this paragraph, a Member who is on a Type 1 nonmilitary Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(1)) or a Type 4 military Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(4)) shall be treated as if he were a Member who was an Employee in Employment on the last day of such Contribution Determination Period.

Profit sharing contributions shall be allocated to each Member's Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the following options:

         Profit Sharing Formula 1 -       In  the  same  ratio as each  Member's
                                          Salary   during   such    Contribution
                                          Determination  Period  bears  to   the
                                          total of such Salary of all Members.

         Profit Sharing Formula 2 -       In  the same ratio as  each   Member's
                                          Salary  for  the portion     of    the
                                          Contribution   Determination    Period
                                          during which the Member satisfied  the
                                          Employer's eligibility  requirement(s)
                                          bears  to the  total  of  such  Salary
                                          of all Members.

The Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision. The annual (or quarterly, if applicable) profit sharing contributions for any Contribution Determination Period (which period shall include, for the purposes of the following maximum integration levels provided hereunder where the Employer has elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) shall be allocated to each Member's Account at the election of the Employer, in accordance with one of the following options:

         Profit Sharing Formula 3 -       In a uniform percentage (as  specified
                                          by  the   Employer  in  the   Adoption
                                          Agreement) of each   Member's   Salary
                                          during  the Contribution Determination
                                          Period   (the   "Base     Contribution
                                          Percentage"),    plus    a     uniform
                                          percentage   (as   specified  by   the
                                          Employer in the Adoption Agreement) of
                                          each   Member's   Salary    for    the
                                          Contribution  Determination Period  in
                                          excess of the Social Security  Taxable
                                          Wage  Base   for   such   Contribution
                                          Determination   Period  (the   "Excess
                                          Contribution Percentage").

         Profit Sharing Formula 4 -       In a uniform percentage (as  specified
                                          by   the   Employer  in  the  Adoption
                                          Agreement) of each Member's Salary for
                                          the   portion   of   the  Contribution
                                          Determination  Period during which the
                                          Member   satisfied   the    Employer's
                                          eligibility requirement(s), if any, up
                                          to the  Base  Contribution  Percentage
                                          for  such  Contribution  Determination
                                          Period, plus a uniform
                                          percentage   (as   specified  by   the
                                          Employer in  the  Adoption  Agreement)
                                          of each Member's  Salary in  excess of
                                          the Social Security Taxable  Wage Base
                                          for the portion  of  the  Contribution
                                          Determination Period during which  the
                                          Member   satisfied   the    Employer's
                                          eligibility  requirement(s),  equal to
                                          the  Excess Contribution Percentage.

         Profit Sharing Formula 5  -      In a uniform percentage (as  specified
                                          by  the   Employer   in  the  Adoption
                                          Agreement) of each   Member's   Salary
                                          during  the Contribution Determination
                                          Period   (the    "Base    Contribution
                                          Percentage"),    plus    a     uniform
                                          percentage   (as   specified  by   the
                                          Employer in the Adoption Agreement) of
                                          each    Member's    Salary   for   the
                                          Contribution    Determination   Period
                                          in excess of the Integration Level (as
                                          specified   by  the  Employer  in  the
                                          Adoption Agreement).

         Profit Sharing Formula 6 -       In   a    uniform    percentage    (as
                                          specified  by  the  Employer  in   the
                                          Adoption  Agreement) of each  Member's
                                          Salary   for   the   portion   of  the
                                          Contribution   Determination    Period
                                          during  which  the Member    satisfied
                                          the       Employer's       eligibility
                                          requirement(s),   if  any   (the "Base
                                          Contribution   Percentage"),  plus   a
                                          uniform  percentage (as  specified  by
                                          the    Employer    in   the   Adoption
                                          Agreement) of each Member's Salary for
                                          the    portion    of the  Contribution
                                          Determination  Period during which the
                                          Member   satisfied    the   Employer's
                                          eligibility  requirement(s),  if  any,
                                          in excess  of  the  Integration  Level
                                          (as  specified by the Employer in  the
                                          Adoption Agreement).

         Profit Sharing Formula 7 -       Subject  to   the   overall  permitted
                                          disparity   limit,   Profit    Sharing
                                          contributions shall  be allocated   as
                                          follows:

                                          Step One: If  the  Plan  is  Top-Heavy
                                                    (See   Article  XI,  Section
                                                    10.2), contributions will be
                                                    allocated  to  each Member's
                                                    Account in  the  ratio  that
                                                    each  Member's Salary  bears
                                                    to the total of all Members'
                                                    Salary,  but not  in  excess
                                                    of 3% of each Member's
                                                    Salary.

                                          Step Two: If the  Plan  is  Top-Heavy,
                                                    any contributions  remaining
                                                    after the allocation in Step
                                                    One   will   be allocated to
                                                    each Member's Account in the
                                                    ratio   that  each  Member's
                                                    Salary  for the Plan Year in
                                                    excess  of  the  Integration
                                                    Level  bears to   the  total
                                                    excess   Salary    of    all
                                                    Members,  but not in  excess
                                                    of 3% of each Member's
                                                    Salary in  excess    of  the
                                                    Integration Level.

                                          Step Three:      Any     contributions
                                                    remaining    after       the
                                                    allocation  in Step Two will
                                                    be   allocated    to    each
                                                    Member's  Account  in    the
                                                    ratio  that the sum  of each
                                                    Member's  Salary and  Salary
                                                    in excess of the Integration
                                                    Level bears to  the  sum  of
                                                    all    Members'  Salary  and
                                                    Salary in  excess   of   the
                                                    Integration  Level,  but not
                                                    in   excess  of  the  Profit
                                                    Sharing   Maximum  Disparity
                                                    Rate times  the  sum  of the
                                                    Member's Salary  and  Salary
                                                    in excess of the Integration
                                                    Level.

                                          Step Four: Any    remaining   Employer
                                                     contributions    will    be
                                                     allocated to each  Member's
                                                     Account  in the ratio  that
                                                     each  Member's Salary bears
                                                     to the totalof all Members'
                                                     Salary.

                                         For  purposes  of this  Profit  Sharing
                                         Formula  7,  Annual  Overall  Permitted
                                         Disparity     Limit     shall     mean,
                                         notwithstanding  the preceding Step One
                                         through  Step  Four,  for any Plan Year
                                         that the Plan  benefits  any Member
                                         who benefits  under another   qualified
                                         plan or simplified Employee pension (as
                                         defined   in   Code   Section   408(k))
                                         maintained   by   the   Employer   that
                                         provides for  permitted  disparity  (or
                                         imputes      disparity),       Employer
                                         contributions  will be allocated to the
                                         Account of each  Member who is entitled
                                         to an allocation in the ratio that such
                                         Member's  total  Salary  bears  to  the
                                         total Salary of all Members. The Profit
                                         Sharing maximum disparity rate is 5.7%.
                                         If the  Integration  Level  selected is
                                         equal to the  Taxable  Wage  Base,  the
                                         applicable  percentage  is  2.7% if the
                                         Plan is Top-Heavy  and 5.7% if the Plan
                                         is not Top-Heavy. The Taxable Wage Base
                                         is the  contribution  and benefits base
                                         in  effect  under  Section  230  of the
                                         Social Security Act in effect as of the
                                         beginning of the Plan Year.

The Excess Contribution Percentage described in Profit Sharing Formulas 3, 4, 5 and 6 above may not exceed the lesser of (i) the Base Contribution Percentage, or (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance. For purposes of this subparagraph,
"Compensation" as defined in Code Section 414(s) shall be substituted for "Salary" in determining the Excess Contribution Percentage and the Base Contribution Percentage.

Notwithstanding any provision of the Plan to the contrary, for purposes of Profit Sharing Formulas 5 and 6, the Integration Level is the amount of Salary specified in the Adoption Agreement at or below which the rate of contributions or benefits (expressed in each case as a percentage of such Salary) provided under the Plan is less than the rate of contributions or benefits (expressed in each case as a percentage of such Salary) provided under the Plan with respect to Salary above such level. For purposes of Formula 5, the Adoption Agreement must specify an Integration Level in effect for the Plan Year for each Member. No Integration Level in effect for a particular year may exceed the contribution and benefit base (Taxable Wage Base) under Section 230 of Social Security Act (Code Section 3121(a)(1)) in effect for the first day of the Plan Year.

Notwithstanding the foregoing, the Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.

Notwithstanding any provision of the Plan to the contrary, in order to receive an allocation of Employer Profit Sharing Contributions, the Employer may require, as provided in the Employer's Adoption Agreement, that the Member complete 1,000 Hours of Employment during the Contribution Determination Period or retire, die or become totally and permanently disabled prior to the last day of the Contribution Determination Period.

Section 3.10        The 401(k) Feature

The Employer may, at its option, adopt the 401(k) Feature described hereunder and in Section 3.2 above for the exclusive purpose of permitting its Members to make 401(k) deferrals to the Plan.

The Employer may make, apart from any matching contributions it may elect to make, Employer qualified nonelective contributions as defined in Section 1.401(k)(6) of the IRS Regulations. The amount of such contributions shall not exceed 50% of the Salary of all Members eligible to share in the allocation when combined with all Employer contributions (including 401(k) elective deferrals) to the Plan for such Plan Year. Allocation of such contributions shall be made, at the election of the Employer, to the Accounts of (i) all Members, or (ii) only Members who are not Highly Compensated Employees. Allocation of such contributions shall be made, at the election of the Employer, in the ratio (i) which each eligible Member's Salary for the Plan Year bears to the total Salary of all eligible Members for such Plan Year, or (ii) which each eligible Member's Salary not in excess of a fixed dollar amount specified by the Employer for the Plan Year bears to the total Salary of all eligible Members taking into account Salary for each such Member not in excess of the specified dollar amount. Notwithstanding any provision of the Plan to the contrary, such contributions shall be subject to the same vesting requirements and distribution restrictions as Members' 401(k) deferrals and shall not be conditioned on any election or contribution of the Member under the 401(k) feature. Any such contributions must be made on or before the last day of the second month after the Plan Year to which the contribution relates. Further, for purposes of the actual deferral percentage or actual contribution percentage tests described below, the Employer may apply (in accordance with applicable Regulations) all or any portion of the

Employer qualified nonelective contributions for the Plan Year toward the satisfaction of the actual deferral percentage test. Any remaining Employer qualified nonelective contributions not utilized to satisfy the actual deferral percentage test may be applied (in accordance with applicable Regulations) to satisfy the actual contribution percentage test.

Effective for Plan Years beginning after December 31, 1996, the actual deferral percentages for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

        (i)    Prior Year Testing
               ------------------

               Notwithstanding any other provision of this 401(k) Feature, the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for such Plan Year and the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

               (a) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage of those Members who are not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

               (b) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the actual deferral percentage for Members who are Highly Compensated Employees does not exceed the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points. This determination shall be made in accordance with the procedure described in Section 3.11 below.

               For the first Plan Year that the Plan permits any Member to make elective deferrals and this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' actual deferral percentage shall be three percent (3%) unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual deferral percentage for these Members. The Employer may elect in the Adoption Agreement to change from the Prior Year Testing method to the Current Year Testing method in accordance with the Code and IRS Regulations.

         (i)   Current Year Testing
               --------------------

               If elected by the Employer in the Adoption Agreement, the actual deferral percentage tests in (a) and (b) above, will be applied by comparing the current Plan Year's actual deferral percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual deferral percentage for Members who are Non-Highly Compensated Employees for such year. Any change to use the prior year testing method shall be determined in accordance with Treas. Reg. Section 1.401(k)-2(c).

               A Member is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Member is a Non-highly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

Section 3.11        Determining the Actual Deferral Percentages

For purposes of this 401(k) Feature, the actual deferral percentage for a Plan Year means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (a) the amount of 401(k) deferrals (including, as provided in Section 3.10, any Employer qualified nonelective contributions) made to the Member's Account for the Plan Year, to (b) the amount of the Member's Compensation. For this purpose, Compensation shall mean total taxable Compensation as reported on Form W-2, including elective deferrals, in accordance with Section 11.1(B)(i)(b). Alternatively, where specifically elected by the Employer, Compensation shall be recognized for only that part of the Plan Year during which the Member was eligible to participate in the Plan. Notwithstanding anything in this Section 3.11 to the contrary, and in accordance with IRS Regulation Sections 1.401(k)-2(a)(6)(iv) and 1.401(m)-2(a)(6)(v), no qualified nonelective contributions shall be taken into account in determining the actual deferral percentage for a Plan Year for a Non-highly Compensated Employee under the Plan to the extent such contributions exceed for such Non-highly Compensated Employee the greater of (i) 5% of the Non-highly Compensated Employee's Compensation (as defined in Code Section 414(s) and (ii) the product of (A) two
(2) times the "Plan's representative contribution rate" (within the meaning, as applicable, of IRS Regulation Section 1.401(k)-2(a)(6)(iv) and Section 1.401(m)-2(a)(6)(v)) and (B) the Non-highly Compensated Employee's Compensation (as defined in Code Section 414(s)).

An Employee's actual deferral percentage shall be zero if no 401(k) deferral (or, as provided in Section 3.10, Employer qualified nonelective contribution) is made by him or on his behalf for such applicable Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Code Sections 401(a)(4) and 410(b), the cash or deferred arrangements included n such plans shall be treated as one arrangement for purposes of this 401(k) Feature.

The TPA shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Section 3.10 above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Code Section 402(g) under
Section 3.2 above.

The amount of excess contributions for a Highly Compensated Employee will be determined, in accordance with Treas. Reg. Section 1.401(k)-2(b)(2)(ii), in the following manner: The actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage is reduced to equal the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage. This process is repeated until the actual deferral percentage test would be satisfied. In determining the necessary reduction in a Highly Compensated Employee's actual deferral percentage as provided above, if a lesser reduction would enable the Plan to satisfy the actually deferral percentage test, then only such lesser reduction is used to determine the highest permitted actual deferral percentage for a Highly Compensated Employee.

For purposes of the actual deferral test, 401(k) deferrals of a Highly Compensated Employee that exceed the limits of Code Section 402(g) shall be taken into account.

In the event that neither of such actual deferral percentage tests is satisfied, the TPA shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member or a pre-tax basis which were not matched by his Employer (and any earnings and losses allocable thereto), (ii) refunding such amounts deferred by the Member which the Member designates as Roth Elective Deferrals, and (iii) refunding amounts deferred for such Plan Year by the Member (and any earnings and losses allocable thereto), and, to the extent permitted under the Code and applicable IRS Regulations, forfeiting amounts contributed for such Plan Year by the Employer with respect to the Member's 401(k) deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto). Notwithstanding anything in this Section 3.11 to the contrary, and in accordance with IRS Regulation Section 1.401(k)-2(b)(2)(iv), the income allocable to the excess contributions to be refunded shall be equal to the allocable gain or loss for the Plan Year in question and, as applicable, for the "gap period" following the close of the Plan Year and ending on the date that is seven (7) days preceding the distribution date. The Plan shall determine the allocable income in accordance with IRS Regulation Section 1.401(k)-2(b)(2)(iv)(C) or (D) or, in accordance with IRS Regulation Section 1.401(k)-2(b)(2)(iv)(B), any reasonable method for computing the income allocable to the excess contributions.

The distribution of such excess contributions shall be made to Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with
Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

The  distribution  of excess  contributions  will  include the income  allocable
thereto.  The  income  allocable  to  the  excess  contributions   includes,  in
accordance with Treas.  Reg. Section  1.401(k)-2(b)(2)(iv),  income for the

Plan Year for which the excess contributions were made and for the period between the end of the Plan Year and the date that is seven (7) days prior to the date of distribution.

For purposes of this 401(k) Feature, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of 401(k) deferrals (and any other amounts contributed by the Employer that are taken into account in determining the actual deferral percentage of Highly Compensated Employees for such Plan Year) (collectively, "401(k) amounts") made to the Accounts of Highly Compensated Employees for such Plan Year, over the maximum amount of such deferrals that could be made by such Members without violating the requirements described above. The excess contributions to be distributed shall be determined by reducing 401(k) amounts made by or on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee with the largest 401(k) amounts for the Plan Year until such amount is reduced to be equal to the Highly Compensated Employee with the next largest 401(k) amount. The procedure described in the preceding sentence shall be repeated until all excess contributions have been eliminated and, as applicable, refunded.

Where an Employer has elected, in the Adoption Agreement, to allow Member contributions, a Member may treat excess contributions allocated to him as an amount distributed to the Member and then contributed by the Member to the Plan. Recharacterized amounts will remain nonforfeitable. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee contributions made by that Employee would exceed any stated limit under the Plan on Employee contributions.

Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such excess contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Member for the Member's taxable year in which the Member would have received them in cash.

Section 3.12        Determining the Actual Contribution Percentages

Notwithstanding any other provision of this Section 3.12, effective for Plan Years beginning after December 31, 1996, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

(i)      Prior Year Testing
         ------------------

         The actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25, or

         The actual contribution percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the actual contribution percentage for Members who are Highly Compensated Employees does not exceed the actual contribution percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

         For the first Plan Year this Plan permits any Member to make after-tax contributions pursuant to Section 3.1, provides for Employer matching contributions (pursuant to Section 3.5), or both, and this is not a successor plan, for purposes of the foregoing tests, the prior Plan Year's Non-Highly Compensated Employees' actual contribution percentage shall be three percent (3%) unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual contribution percentage for these Members.

(ii)     Current Year Testing
         --------------------

         If elected by the Employer in the Adoption Agreement, the actual contribution percentage tests in (a) and (b), above, will be applied by comparing the current Plan Year's actual contribution percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual contribution percentage for Members who are Non-Highly Compensated Employees for such year. Any change to use the prior year testing method shall be determined in accordance with Treas. Reg. Section 1.401(m)-2(c).

For purposes of this Article III, the "actual contribution percentage for a Plan Year means for a specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (A) the sum of (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and
(iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.10, any Employer qualified nonelective contributions) credited to his Account, to (B) the amount of the Member's Compensation. For this purpose, Compensation shall mean total taxable Compensation as reported on Form W-2, including elective deferrals, in accordance with Section 11.1(B)(i)(6). Alternatively ,where specifically elected by the Employer, Compensation shall be recognized for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee's actual contribution percentage shall be zero if no such contributions are made by him or on his behalf for such Plan Year. Notwithstanding anything in this Section 3.12 to the contrary, and in accordance with IRS Regulation Section 1.401(m)-2(a)(5), no Employer matching contributions shall be taken into account in determining the actual contribution percentage for a Plan Year for a Non-highly Compensated Employee under the Plan to the extent such contributions exceed for such Non-highly Compensated Employee the greatest of (i) 5% of the Non-highly Compensated Employee's Compensation (as defined in Code Section 414(s), (ii) the Non-highly Compensated Employee's 401(k) deferrals for the Plan Year, and (iii) the product of (A) two (2) times the "Plan's representative matching rate" (within the meaning of IRS Regulation Section 1.401(m)-2(a)(5)(ii) and (B) the Non-highly Compensated Employee's 401(k) deferrals. The foregoing limitation on Employer matching contributions shall also apply to matching contributions with respect to a Non-highly Compensated Employee's after-tax contributions or the total of a Non-highly Compensated Employee's 401(k) deferrals and after-tax contributions.

The amount of excess aggregate contributions for a Highly Compensated Employee will be determined, in accordance with Treas. Reg. Section 1.401(m)-2(b)(2)(ii), in the following manner: The actual contribution percentage of the Highly Compensated Employee with the highest actual contribution percentage is reduced to equal the actual contribution percentage of the Highly Compensated Employee with the next highest actual contribution percentage. This process is repeated until the actual contribution percentage test would be satisfied. In determining the necessary reduction in a Highly Compensated Employee's actual contribution percentage as provided above, if a lesser reduction would enable the Plan to satisfy the actually contribution percentage test, then only such lesser reduction is used to determine the highest permitted actual contribution percentage for a Highly Compensated Employee.

The TPA shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Code Section 402(g) under Section 3.2 above and then determining the treatment of excess contributions under Section 3.11 above. In the event that neither of the actual contribution percentage tests is satisfied, the TPA shall (i) refund the excess aggregate contributions to the extent attributable to Member after-tax contributions and vested matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are not subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto) and (ii) forfeit the excess aggregate contributions to the extent attributable to non-vested Employer matching contributions and vested Employer matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto), in the manner described below. Notwithstanding anything in this Section 3.12 to the contrary, and in accordance with IRS Regulation Section 1.401(m)-2(b)(2)(iv), the income allocable to the excess aggregate contributions shall be equal to the allocable gain or loss for the Plan Year in question and, as applicable, for the "gap period" following the close of the Plan Year and ending on the date that is seven (7) days preceding the distribution date. The Plan shall determine the allocable income in accordance with IRS Regulation
Section  1.401(m)-2(b)(2)(iv)(C)  or (D) or, in accordance  with IRS  Regulation
Section 1.401(m)-2(b)(2)(iv)(B), any reasonable method for computing the income allocable to the excess aggregate contributions.

For purposes of this Article III, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.10, any Employer qualified nonelective contributions) credited to his Account (if the Plan Administrator elects to take into account such deferrals and contributions when calculating the actual contribution percentage) of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions that could be made as Employer contributions, Member contributions and 401(k) deferrals of such Members without violating the requirements of any Subparagraph of this Section 3.12.

To the extent excess aggregate contributions must be refunded or forfeited for a Plan Year, such excess amounts will be refunded (or, as applicable, forfeited) first to the Highly Compensated Employees with the largest Contribution Percentage Amounts (as defined below) taken into account in calculating the actual contribution percentage test for the year the excess arose and continuing in descending order until all the excess aggregate contributions are refunded (or, as applicable, forfeited). For purposes for the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions. For purposes of this paragraph, "Contribution Percentage Amounts" means the sum of Member after-tax contributions, Employer matching contributions, Employer supplemental contributions under Formula (1), and qualified matching contributions ( to the extent not taken into account for purposes of the actual deferral percentage test) made under the Plan on behalf of the Member for the Plan Year. However, such Contribution Percentage Amounts shall not include Employer matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions.

The refund or forfeiture of such excess aggregate contributions shall be made with respect to such Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

The distribution of excess aggregate contributions will include the income allocable thereto. The income allocable to the excess aggregate contributions includes, in accordance with Treas. Reg. Section 1.401(m)-2(b)(2)(iv), income for the Plan Year for which the excess aggregate contributions were made and for the period between the end of the Plan Year and the date that is seven (7) days prior to the date of distribution.

For purposes of this Section 3.12, the contribution percentage (which shall mean the ratio of the Member's Contribution Percentage Amounts to the Member's Compensation for the Plan Year) for any Member who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 3.12 shall be applied by determining the actual contribution percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same actual contribution percentage testing method.

For purposes of the actual contribution percentage test, Employee contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching contributions and qualified nonelective contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

The Employer shall maintain records sufficient to demonstrate satisfaction of the actual contribution percentage test and the amount of qualified nonelective contributions used in such test.

A Member is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Member is a Non-highly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

Section 3.13        Remittance of Contributions

The contributions of both the Employer and the Plan Members shall be recorded by the Employer and remitted to the TPA for transmittal to the Trustee or custodian or directly to the Trustee or custodian so that (i) in the case of Employer contributions the Trustee or custodian shall be in receipt thereof by the 15th day of the month next following the 1month in respect of which such contributions are payable and (ii) in the case of Member after-tax contributions and 401(k) deferrals, the Trustee or custodian shall be in receipt thereof by the 15th business day of the month following the month in which the Member contributions are received by the Employer or the 15th business day of the month following the month in which such amount would otherwise have been payable to the Member in cash. Such amounts shall be used to provide additional Units pursuant to Article V.

Section 3.14        Safe Harbor CODA

If the Employer has elected the safe harbor CODA option in the Adoption Agreement, the provisions of this Section 3.14 shall apply for the Plan Year and any provisions relating to the actual deferral percentage test described in
Section 401(k)(3) of the Code or the actual contribution percentage test described in Section 401(m)(2) of the Code do not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section
3.14 and in accordance with Code Section 401(k)(12) and Treasury Regulations thereunder, the provisions of this Section 3.14 govern. Notwithstanding anything in the Plan to the contrary, if the Employer has elected the safe harbor CODA option, then such option shall comply and be administered in accordance with the applicable provisions of the safe harbor requirements under IRS Regulation Sections 1.401(k)-3 and 1.401(m)-3

(A)      Actual Deferral Percentage Test Safe Harbor
         -------------------------------------------

        (1) Unless the Employer elects in the Adoption Agreement to make Enhanced Matching Contributions (as provided in the Adoption Agreement) or safe harbor nonelective contributions, the Employer will contribute monthly or on another periodic basis for the Plan Year a safe harbor matching contribution to the Plan on behalf of each eligible Employee equal to (i) 100 percent of the amount of the Employee's 401(k) deferrals that do not exceed three percent (3%) of the Employee's Salary for the Plan Year, plus (ii) 50 percent of the amount of the Employee's 401(k) deferrals that exceed three percent (3%) of the Employee's Salary but that do not exceed 5 percent of the Employee's Salary ("Basic Matching Contributions").

        (2) The Member's benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than severance from Employment, death, Disability, an event described in `401(k)(10) of the Code, or the attainment of age 59 1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under `401(l) of the Code.

        (3) At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

        (4) In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described above.

Section 3.15        Catch-Up Contributions

The Employer may elect, in its Adoption Agreement, to provide catch-up contributions whereby all Members who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year will be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

The Employer may elect in the Adoption Agreement not to make an allocation of employer matching contributions on such catch-up contributions. However, in the absence of such an election, employer matching contributions shall be made with respect to catch-up contributions.

For purposes of this Section 3.15, matching contributions shall be those employer contributions which are allocated to a Member's Account pursuant to
Section 3.5 and/or Section 3.7 (Formula 1).

                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS

Section 4.1         Investment by Trustee or Custodian

All contributions to the Plan shall, upon receipt by the TPA, be delivered to the Trustee or custodian to be held in the Trust Fund and invested and distributed by the Trustee or custodian in accordance with the provisions of the Plan and Trust Agreement.

The Trust Fund shall consist of one or more of the Investment Funds or other applicable investment vehicles designated by the Employer under the terms of the Plan.

With the exception of an investment fund whose assets consist of all or substantially all of Employer Stock ("Employer Stock Fund") or, if applicable, the Certificate of Deposit Fund, the Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Code Section 401(a) and exempt under Code Section 501(a) or in any common trust fund exempt under Code Section 584, provided that such trust fund satisfies any requirements of the Plan applicable to such Investment Funds. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of the Plan.

The Employer will designate which of the Investment Funds or other applicable investment vehicles will be made available to Members and the terms and conditions under which such Funds will operate with respect to Employee direction of allocations to and among such designated Funds and the types of contributions and/or deferrals eligible for investment therein.

To the extent made available under the Plan, the Employer may elect to allow Members to direct the investment of their Accounts, pursuant to, and in accordance with, such rules and procedures as may be prescribed by the Employer or the Plan Sponsor, to a self-directed brokerage account. Where an Employer elects to provide a self-directed brokerage account under the Plan, the Trustee may invest amounts held by it in a self-directed brokerage account maintained by Charles Schwab & Co., Inc. (or any other entity which provides a self-directed brokerage account) on behalf of Plan Members who elect to utilize such investment vehicle.

Notwithstanding any provision of the Plan to the contrary, the Employer may elect to provide a non-employer sponsored Certificate of Deposit Fund as an investment vehicle.

Section 4.2         Member Directed Investments

To the extent permitted by the Employer as set forth in the Adoption Agreement, each Member shall direct in writing that his contributions and deferrals, if any, and the contributions made by the Employer on his behalf shall be invested
(a) entirely in any one of the investment vehicles made available by the Employer, or (b) among the available investment vehicles in any combination of multiples of 1% or a specified dollar amount. If a Member has made any Rollover contributions in accordance with Article III, Section 3.3, such Member may elect to apply separate investment directions to such rollover amounts. Any such investment direction shall be followed by the TPA until changed. Subject to the provisions of the following paragraphs of this Section 4.2, as designated in the Adoption Agreement, a Member may change his investment direction as to future contributions and also as to the value of his accumulated Units in each of the available investments by filing written notice with the TPA. Such directed change(s) will become effective upon the Valuation Date coinciding with or next following the date which his notice was received by the TPA or as soon as administratively practicable thereafter. If the Adoption Agreement provides for Member directed investments, and if a Member does not make a written designation of an Investment Fund or Funds, or other investment vehicle, the Employer or its designee shall direct the Trustee to invest all amounts held or received on account of the Member in the Investment Fund which in the opinion of the Employer best protects principal.

Except as otherwise provided below, a Member may not direct a transfer from the Stable Value Fund to the Government Money Market Fund or the Certificate of Deposit Fund. A Member may direct a transfer from any other investment vehicle to the Government Money Market Fund or the Certificate of Deposit Fund provided that amounts previously transferred from the Stable Value Fund to such investment vehicle remain in such vehicle for a period of three months prior to being transferred to the Government Money Market Fund or the Certificate of Deposit Fund.

Section 4.3         Employer Securities

If the Employer so elects, the Employer and/or Members may direct that contributions will be invested in Employer Stock (within the meaning of Section 407(d)(5) of ERISA) through the Employer Stock Fund. However, investment of elective deferrals by the Employer or Trustee in Employer Stock must be limited to no more than 10% of the fair market value of Plan assets, except to the extent that such investments have been made at the direction of Members.

Notwithstanding any provision of the Plan to the contrary, the Employer may elect to value the Employer Stock Fund utilizing a share accounting methodology.

Section 4.4         Life Insurance

(A) If the Employer so elects and in accordance with applicable law (including Code Section 401(a) and the regulations and rulings thereunder), the Employer and/or Members may direct that contributions be used to pay premiums on life insurance contracts for the Member, the life of any person in whom the Member has an insurable interest or on the joint lives of a Member and any person in whom the Member has an insurable interest. The Employer shall establish a policy for obtaining Life Insurance under the Plan.

(B)      Incidental Insurance Provisions
         -------------------------------

         (1)      For  purposes  of  these  incidental   insurance   provisions,
                  ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than one-half (1/2) of the aggregate employer contributions allocated to any Member will be used to pay the premiums attributable to them.

         (2) No more than one-fourth (1/4) of the aggregate employer contributions allocated to any Member will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

         (3) The sum of one-half (1/2) of the ordinary life insurance premiums and all other life insurance premiums will not exceed one-fourth (1/4) of the aggregate employer contributions allocated to any Member.

                                    ARTICLE V
                     MEMBERS' ACCOUNTS, UNITS AND VALUATION

The TPA shall establish and maintain an Account for each Member showing his interests in the available Investment Funds or other applicable investments, as designated by the Employer in the Adoption Agreement. The interest in each Investment Fund shall be represented by Units.

As of each Valuation Date, the value of a Unit in each Investment Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.

The number of additional Units to be credited to a Member's interest in each available Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions and/or deferrals by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Trustee by (b) the Unit value of such Investment Fund.

The value of a Member's Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each available Investment Fund by that Investment Fund's Unit value on such date and aggregating the results. If, and to the extent, a Member's Account is invested pursuant to a self-directed brokerage account, the investments held in that account shall be valued by the brokerage firm maintaining such account in accordance with such procedures as may be determined by such brokerage firm.

A Member is treated as benefiting under the Plan for any Plan Year during which the Member received or is deemed to receive an allocation in accordance with Code Section 1.410 (b)-3(a).

                                   ARTICLE VI
                               VESTING OF ACCOUNTS

Section 6.1 Vesting of Member Contributions, 401(k) Deferrals, Qualified Nonelective Contributions, and Rollover Contributions

All Units credited to a Member's Account based on after-tax contributions and/or 401(k) deferrals made by the Member and any earnings related thereto (including any rollover contributions allocated to a Member's Account under the Plan and any earnings thereon) and, as provided in Section 3.10, Employer qualified nonelective contributions made on behalf of such Member (and any earnings thereon) shall be immediately and fully vested at all times.

Section 6.2         Vesting of Employer Contributions

Except as provided in Section 6.1, the Employer may, at its option, elect one of the available vesting schedules described herein for each of the employer contribution types applicable under the Plan as designated in the Adoption Agreement.

Schedule 1: All applicable Employer contributions (and related earnings) shall be immediately and fully vested. If the eligibility requirement(s) selected by the Employer under the Plan require(s) that an Employee complete a service period which is longer than 12 consecutive months, this vesting Schedule 1 shall be automatically applicable.

Schedule 2: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

               Completed Years of Employment             Vested Percentage
              -----------------------------             -----------------
               Less than 2                                         0%
               2 but less than 3                                  20%
               3 but less than 4                                  40%
               4 but less than 5                                  60%
               5 but less than 6                                  80%
               6 or more                                         100%

Schedule 3: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

               Completed Years of Employment             Vested Percentage
               -----------------------------             -----------------
               Less than 5                                         0%
               5 or more                                         100%




Schedule 4: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

               Completed Years of Employment             Vested Percentage
               -----------------------------             -----------------
               Less than 3                                         0%
               3 or more                                         100%

Schedule 5: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

               Completed Years of Employment             Vested Percentage
               -----------------------------             -----------------
               Less than 1                                         0%
               1 but less than 2                                  25%
               2 but less than 3                                  50%
               3 but less than 4                                  75%
               4 or more                                         100%

Schedule 6: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth below:

               Completed Years of Employment             Vested Percentage
               -----------------------------             -----------------
               Less than 3                                         0%
               3 but less than 4                                  20%
               4 but less than 5                                  40%
               5 but less than 6                                  60%
               6 but less than 7                                  80%
               7 or more                                         100%

Schedule 7: All applicable Employer contributions (and related earnings) shall vest in accordance with the schedule set forth in the Adoption Agreement prescribed by the Employer in accordance with applicable law.

Notwithstanding the vesting schedules above, a Member's interest in his Account shall become 100% vested in the event that (i) the Member dies while in service with the Employer and the TPA has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, and the TPA has received notification of Disability, or (iii) the Member has attained Normal Retirement Age while in service with the Employer.

Except as otherwise provided hereunder, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Code Sections 401(a) and 501(a), or in the event that the Employer changes or amends a vesting schedule adopted under this Article (or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule), any Member who was covered under such predecessor plan or, the pre-amendment vesting schedule under the Plan, and has completed at least three (3) Years of Employment (or, as applicable, three (3)years of service) may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan's vesting provisions, or computed without regard to such change or amendment under the Plan (a "Vesting Election"). Any Vesting Election shall be made by notifying the TPA in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan, which serves as a successor plan, is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the TPA; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or (v) the date which is 60 days after the day the Member is given written notice that the Plan has been designated as a successor plan. Any such election, once made, shall be irrevocable.

To the extent permitted under the Code and Regulations, the Employer may, at its option, elect to treat all Members who are eligible to make a Vesting Election as having made such Vesting Election if the vesting schedule resulting from such an election is more favorable than the Vesting Schedule that would apply pursuant to the Plan amendment. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.

In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Years of Service shall be substituted for Years of Employment for all purposes under this Article VI.

No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member's accrued benefit. Notwithstanding the preceding sentence, a Member's Account balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of decreasing a Member's Account balance, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Member to receive payment of his Account balance under a particular optional form of benefit if the Member has not already begun to receive benefits in such optional form and the Plan satisfies the following condition:

The Plan provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Member) except with respect to the timing of payments after commencement.

Section 6.3         Forfeitures

If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his Years of Employment (or, as applicable, years of service) prior to the Break(s) in Service shall be included in determining future vesting and, if he returns before incurring five (5) consecutive one year Breaks in Service, any amounts forfeited from his Account shall be restored to his Account provided, however, that if such a Member has received a distribution pursuant to Article VII, his nonvested Account shall not be restored unless he repays to the Plan the full amount distributed to him before the earlier of (i) five (5)years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of five (5)consecutive one-year Breaks in Service commencing after the withdrawal. The amount restored to the Member's Account will be valued on the Valuation Date coinciding with or next following the later of (i) the date the Employee is rehired, or (ii) the date a new enrollment application is received by the TPA. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and (ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member's Years Employment (or, as applicable, Years of Service) prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment and had his nonvested Account restored upon a return to Employment, and his Years of Employment (or, as applicable, Years of Service) prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service.

Forfeited amounts, as described in the preceding paragraph, shall be made available to the Employer, through a transfer from the Member's Account to the Employer Credit Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs five (5)consecutive one-year Breaks in Service, or (2) the date of the Member's termination of Employment, if the Member then has no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) offset any contributions to be made by the Employer for that Contribution Determination Period or (ii) be allocated to all eligible Members deemed to be employed as of the last day of the Contribution Determination Period. The Employer Credit Account, referenced in this Subparagraph, shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in Code Section 415, (ii) Employer contributions made in advance of the date allocable to Members, if any, and
(iii) amounts, if any, forfeited pursuant to Sections 3.11 and 3.12.

No forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions under Article VII of the Plan.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS

Section 7.1         General Provisions

(A) The Employer will define in the Adoption Agreement the terms and conditions under which withdrawals and distributions will be permitted under the Plan. All payments in respect of a Member's Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or
     Article XI except that if the Adoption Agreement so provides, a Member may elect to have his Account, to the extent then invested in the Employer Stock Fund, distributed in the form of Employer Stock in accordance with the provisions of this Article or Article XI. The amount of payment will be determined in accordance with the vested value of the Member's Account on the Valuation Date coinciding with or next following the date proper notice is filed with the TPA, unless following such Valuation Date a decrease in the value of the Member's investment in any of the available Investment Funds or other Account investments occurs prior to the date the Member's Account is paid in which case that part of the payment which is based on such investments shall equal the value of such investments determined as of the date of payment which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the TPA. If units are redeemed to make a payment of benefits, the redemption date Unit value with respect to a Member's investment in any of the available Investment Funds shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Investment Fund on the date the Member's investment is redeemed.

(B) Except where otherwise specified, payments provided under this Article will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.

(C) Any partial withdrawal shall be deemed to come (to the extent available for withdrawal):

     (1) First from the Member's after-tax contributions made prior to January 1, 1987.

     (2) Next from the Member's after-tax contributions made after December 31, 1986 plus earnings on all of the Member's after-tax contributions.

     (3)  Next from the Member's rollover contributions plus earnings thereon

     (4)  Next from the Employer matching contributions plus earnings thereon.

     (5) Next from the Employer supplemental contributions plus earnings thereon.

     (6)  Next from the Employer basic contributions plus earnings thereon.

     (7) Next from the Employer safe harbor CODA contributions plus earnings thereon.

     (8)  Next from the Member's 401(k) deferrals plus earnings thereon.

     (9)  Next from the Member's Roth 401(k) deferrals plus earnings thereon.

     (10) Next from the Employer qualified nonelective contributions plus earnings thereon.

     (11) Next from the Employer profit sharing contributions plus earnings thereon.

Section 7.2         Withdrawals While Employed

(D)  Commencement of Benefits
     ------------------------

     Unless the Member elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

     (1)  the Member attains age 65 (or normal retirement age, if earlier);

     (2) occurs the 10th anniversary of the year in which the Member commenced participation in the Plan; or

     (3)  the Member terminates service with the employer.

     Notwithstanding the foregoing, the failure of a Member and, if applicable, such Member's spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 7.3 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 7.1(D).

Section 7.2         Withdrawals While Employed

The Employer may, at its option, permit Members to make withdrawals from one or more of the portions of their Accounts while employed by the Employer, as designated in the Adoption Agreement, under the terms and provisions described herein.

(A)  Voluntary Withdrawals
     ---------------------

     To the extent permitted by the Employer as specified in the Adoption Agreement, a Member may voluntarily withdraw some or all of his Account (other than his 401(k) deferrals, Roth 401(k) deferrals, and Employer qualified nonelective contributions treated as 401(k) deferrals except as hereinafter permitted) while in Employment by filing a notice of withdrawal with the TPA; provided, however, that in the event his Employer has elected to provide annuity options under Section 7.3 and the Member elects an annuity form of payment, no withdrawals may be made from a married Member's Account without the written consent of such Member's Spouse (which consent shall be subject to the procedures set forth in Section 7.3). Only one in-service withdrawal may be made in any Plan Year from each of the rollover amount of the Member's Account and the remainder of the Member's Account. This restriction shall not, however, apply to a withdrawal under this Section 7.2 in conjunction with a hardship withdrawal.

Notwithstanding the foregoing paragraph, a Member may not withdraw any matching, basic, supplemental, profit sharing or, solely in the case of the events described in clause (iii) or (iv), qualified nonelective contributions made by the Employer under Article III unless (i) the Member has completed 60 months of participation in the Plan; (ii) the withdrawal occurs at least 24 months after such contributions were made by the Employer; (iii) the Employer terminates the Plan without establishing a qualified successor plan; or (iv) the Member dies, is disabled, retires, attains age 59 1/2 or has a severance from Employment. For purposes of the preceding requirements, if the Member's Account includes amounts which have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.

Effective as of January 1, 1997, if an Employer does not permit Members to make withdrawals from their Account while employed and a Member has attained age 70 1/2 prior to terminating Employment with his Employer, such Member may withdraw some or all of his Account under the terms and provisions of this Section 7.2.

If an Employer, in the Adoption Agreement, permits Members to withdraw 401(k) deferrals, Roth 401(k) deferrals and qualified non-elective contributions (and the income allocable to each) while employed by the Employer, such deferrals or contributions are not distributable earlier than upon severance from Employment, death, Disability, attainment of age 59 1/2 or hardship. Such amounts may also be distributed, in accordance with Code Section 401(k)(2)(B)(i)(II) and the IRS Regulations thereunder, upon termination of the Plan without the establishment of another defined contribution plan other than an Employee stock ownership plan (as defined in Code Sections 4975(e)(7) or 409) or a simplified Employee pension plan (defined in Code Section 408(k) or a SIMPLE IRA plan (defined in Code
Section 408(p)).

(B)      Hardship Withdrawals
         --------------------

         If designated by the Employer in the Adoption Agreement, a Member may make a withdrawal of his 401(k) deferrals, Roth 401(k) deferrals, Employer qualified nonelective contributions which are treated as elective deferrals, and any earnings credited thereto prior to January 1, 1989, prior to attaining age 59 1/2, provided that the withdrawal is solely on account of an immediate and heavy financial need and is necessary to satisfy such financial need. For the purposes of this Article, the term "immediate and heavy financial need" shall be limited, in accordance with IRS Regulation Section 1.401(k)-1(c)(3), to the need of funds for the following reasons:

         (i) the payment of medical expenses (described in Code Section 213(d)) incurred by the Member, the Member's Spouse, or any of the Member's dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and
                  (d)(1)(B));

         (ii) the payment of tuition and room and board for the next 12 months of post-secondary education of the Member, the Member's Spouse, the Member's children, or any of the Member's dependents (as defined in Code Section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

         (iii) the purchase (excluding mortgage payments) of a principal residence for the Member;

         (iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member's principal residence;

         (v) Effective for Plan Years beginning after December 31, 2005, burial or funeral expenses for the Member's deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); and

         (vi) Effective for Plan Years beginning after December 31, 2005, expenses for the repair of damages to the Member's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of this Article, a distribution generally may be treated as "necessary to satisfy a financial need" if the Plan Administrator reasonably relies upon the Member's written representation that the need cannot be relieved
(i) through reimbursement or Compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member's available assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member contributions and/or deferrals pursuant to Article III of the Plan, to the extent such contributions and/or deferrals are permitted by the Employer, or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Article shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution as certified to the Plan Administrator by the Member.

Notwithstanding the foregoing, no amounts may be withdrawn on account of hardship pursuant to this Article prior to a Member's withdrawal of his other available Plan assets without regard to any other withdrawal restrictions adopted by the Employer.

In the event of a Hardship withdrawal, the Employer may elect in the Adoption Agreement to suspend all contributions to the Plan on behalf of such Member for a period of time that is at least six (6)months but does not exceed 12 months.

Section 7.3         Distributions Upon Termination of Employment

(A)      General Rules
         -------------

         In accordance with the provisions for distributions designated by the Employer in the Adoption

         Agreement, a Member who terminates Employment with the Employer may request a distribution of his Account at any time thereafter up to attainment of age 70 1/2. Except as otherwise provided by the Employer in the Adoption Agreement, a Member may withdraw all or a portion of his Account at any time after termination of Employment and any amounts paid under this Article may not be returned to the Plan.

         Any distribution made under this Section 7.3 requires that a Request for Distribution be filed with the TPA. If a Member does not file such a Request, the value of his Account will be paid to him as soon as practicable after his attainment of age 70 1/2, but in no event shall payment commence later than April 1 of the calendar year following the later of the calendar year in which the Member attains age 70 1/2 or terminates Employment unless otherwise provided by law.

(B)      Lump Sum Payments
         -----------------

         A Member may request a distribution of all or a part of his Account no more frequently than once per calendar year by filing the proper Request for Distribution with the TPA. In the event the Employer has elected to provide an annuity option under the Plan, no distributions may be made from a married Member's Account without the written consent of such married Member's spouse (which consent shall be subject to the procedures set forth below).

 (C)     Installment Payments
         --------------------

         To the extent designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to be paid in installments (no less frequently than annually), provided that a Member shall not be permitted to elect an installment period in excess of his remaining Life Expectancy (or the joint Life Expectancy of the Member and his designated Beneficiary) and if a Member attempts such an election, the TPA shall deem him to have elected the installment period with the next lowest multiple within the Member's remaining Life Expectancy. For purposes of installment payments under this Section 7.3, the Member's Life Expectancy (or the joint Life Expectancy of the Member and his designated Beneficiary) shall not be recalculated. The amount of each installment will be equal to the value of the total Units in the Member's Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of his Request for Distribution and on each anniversary thereafter subject to applicable Regulations under Code
         Section 401(a)(9). Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to the procedure for making such distributions described below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the TPA, the Member may withdraw the balance of the Units in his Account in a lump sum at any time, notwithstanding the fact that the Member previously received a distribution in the same calendar year.

(D)      Annuity Payments
         ----------------

         The Employer may, at its option, elect to provide an annuity option under the Plan. For the purpose of amended and restated plans only, if prior to the amendment and restatement the normal form of benefit payment upon severance from Employment is an annuity, the Employer must continue to offer such annuity as the normal form of benefit payment upon termination of Employment or severance from Employment, subject to this Section 7.3. To the extent so designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to have the value of his total Account be paid as an annuity secured for the Member by the Plan Administrator through a individual annuity contract purchased by the Plan. In the event the Employer elects to provide the annuity option under the Plan and a Member elects an annuity form of payment, the following provisions shall apply:

(E)      Unmarried Members
         -----------------
         Any unmarried Member who has terminated his Employment may elect, in lieu of any other available payment option, to receive a benefit payable by purchase of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

 (F)     Married Members
         ---------------

         Except as otherwise provided below, (i) any married Member who has terminated his Employment shall receive a benefit payable by purchase of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined below, and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences shall be entitled to a Preretirement Survivor Annuity, as defined below. Notwithstanding the foregoing, any such married Member may elect to receive his benefit in any other available form, and may waive the Preretirement Survivor Annuity, in accordance with the spousal consent requirements described herein.

         For purposes of this Section 7.3, the term Qualified Joint and Survivor Annuity means a benefit providing an annuity for the life of the Member, ending with the payment due on the last day of the month coinciding with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one-half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member's death and ending with the payment due on the first day of the month coinciding with or preceding the date of such Surviving Spouse's death.

         For purposes of this Section 7.3, the term "Preretirement Survivor Annuity" means a benefit providing for payment of 50% of the Member's Account balance as of the Valuation Date coinciding with or preceding the date of his death. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a Preretirement Survivor Annuity exceeds $5,000 (for Plan Years beginning on or after August 6, 1997), then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member's Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the TPA or (ii) the date the Member would have reached Normal Retirement Age had he lived.

         The TPA shall furnish or cause to be furnished, to each married Member with an Account subject to this Section 7.3, explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity. A Member may, with the written consent of his Spouse (unless the TPA makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on the date payment of his benefit commences; and (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph may be revoked by a Member, without spousal consent, at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the TPA and shall be notarized.

         Notwithstanding anything to the contrary, effective for Plan Years beginning after December 31, 1996, the 90-day period in which a Member may, with the written consent of his Spouse, elect in writing to receive his benefit in a single lump sum shall not end before the 30th day after the date on which explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity are provided. A Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date (or to waive the 30-day requirement under the preceding sentence) if the distribution commences more than seven days after such explanation is provided.

         Any Member who is to receive a QJSA, or a surviving spouse entitled to a QPSA, may elect, with spousal consent, to waive the QJSA (QPSA) and may revoke such election at any number of times and at any time.

Notwithstanding the preceding provisions of this Section 7.3, any benefit of $500, subject to the limits of Article X, or less, shall be paid in cash in a lump sum in full settlement of the Plan's liability therefore; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member's Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the TPA's receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this Section 7.3.

Solely to the extent required under applicable law and regulations, and notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Subparagraph, a Distributee may elect, at the time and in the manner prescribed by the TPA, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. If an Eligible Rollover Distribution is less than $500, a Distributee may not make the election described in the preceding sentence to rollover a portion of the Eligible Rollover Distribution.

For purposes of this Subparagraph, the following terms shall have the following meanings:

 (1) "Eligible Rollover Distribution." Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or Life Expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution,; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

         A portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b), or to a qualified defined contribution plan described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2) "Eligible Retirement Plan." An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
         Section 403(a), an annuity contract described in Code Section 403(b), or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former souse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

         If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual, or a Roth IRA of such individual.

(3)      "Distributee."  A  Distributee  may be (i) an  Employee,  (ii) a former
         Employee, (iii) an Employee's Surviving Spouse, (iv) a former Employee's Surviving Spouse, (v) an Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or (vi) a former Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), with respect to the interest of the Spouse or former Spouse.

(4) "Direct Rollover." A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 7.4         Distribution Upon Severance From Employment

Effective for distributions occurring on or after January 1, 2002, a Member may receive their elective contributions on account of such Member's severance from employment. However, such distribution shall be subject to all other provisions of the Plan regarding distributions, other than such provisions that require a severance from Employment before such amounts may be distributed.

Section 7.5     Distributions Due to Disability

A Member who is separated from Employment by reason of a Disability which is expected to last in excess of 12 consecutive months and who is either (i) eligible for, or is receiving, Disability insurance benefits under the Federal Social Security Act or (ii) approved for Disability under the provisions of any other benefit program or policy maintained by the Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of the Employer, shall be deemed to be disabled for all purposes under the Plan.

The Plan Administrator shall determine whether a Member is disabled in accordance with the terms of the immediately preceding paragraph; provided, however, approval of Disability is conditioned upon notice to the Plan Administrator of such Member's Disability within 13 months of the Member's separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed above.

Upon determination of Disability, a Member may withdraw his total Account balance under the Plan and have such amounts paid to him in accordance with the applicable provisions of this Article VII, as designated by the Employer. If a disabled Member becomes reemployed subsequent to withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.

Section 7.6     Distributions Due to Death

Subject to the provisions of Section 7.3 above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member's Account determined on the Valuation Date on or next following the TPA's receipt of notice that such Member died; provided, however, that if such Member's Spouse had consented in writing to the designation of a different Beneficiary, the Member's Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member's death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.

A Member  may elect  that upon his  death,  his  Beneficiary,  pursuant  to this
Section  7.6,  may  receive,  in lieu of any lump sum  payment,  payment in five
(5)annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse's remaining Life Expectancy is at least 10 years) whereby the value of 1/5th of such Member's Units (or 1/10th in the case of a spousal Beneficiary, provided that the Spouse's remaining Life Expectancy is at least 10 years) in each available Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of notice of the Member's death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member's Account is exhausted. Such election may be filed at any time with the Plan Administrator prior to the Member's death and may not be changed or revoked after such Member's death. If such an election is not in effect at the time of the Member's death, his Beneficiary (including any spousal Beneficiary) may elect to receive distributions in accordance with this Article, except that any balance remaining in the deceased Member's Account must be distributed on or before the December 31 of the calendar year which contains the 5th anniversary (the 10th anniversary in the case of a spousal Beneficiary, provided that the

Spouse's remaining Life Expectancy is at least 10 years) of the Member's death. Notwithstanding the foregoing, payment of a Member's Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member's Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 702, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse's or Beneficiary's death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse's or Beneficiary's estate.

Section 7.7     Minimum Required Distributions

Effective as of January 1, 1997 through December 31, 2002, payment of a Member's Account shall not commence later than April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires; provided however, if the Member is a 5-percent Owner (as described in Code Section 416(i)), at any time during the Plan Year ending with or within the calendar year in which the Employee attains age 70 1/2, any benefit payable to such Member shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.

 (A) Subject to Section 7.3, joint and survivor annuity requirements, the requirements of this Section 7.7 shall apply to any distribution of a Member's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 7.7 apply to calendar years beginning after December 31, 1984.

        All distributions required under this Section 7.7 shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

        The entire interest of a Member must be distributed or begin to be distributed no later than the Member's Required Beginning Date.

 (B) As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                (1)   the life of the Member,

                (2)   the life of the Member and a designated Beneficiary,

                (3) a period certain not extending beyond the Life Expectancy of the Member, or

                (4)   a period  certain  not extending beyond the joint and last
                      survivor  expectancy  of  the  Member  and  a   designated
                      Beneficiary.

(C) If the Member's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                (1) If a Member's benefit is to be distributed over (a) a period not extending beyond the Life Expectancy of the Member or the joint life and last survivor expectancy of the Member and the Member's designated Beneficiary or (b) a period not extending beyond the Life Expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Member's benefit by the Applicable Life Expectancy.

                (2) For calendar years beginning before January 1, 1989, if the Member's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Life Expectancy of the Member.

                (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Member's benefit by the lesser of (a) the Applicable Life Expectancy or (b) if the Member's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Member shall be distributed using the Applicable Life Expectancy in paragraph (1) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9)-2.

                (4) The minimum distribution required for the Member's first Distribution Calendar Year must be made on or before the Member's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

         If the Member's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code and the proposed regulations thereunder.

(D)      Distributions Beginning Before Death
         ------------------------------------

         If the Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

(E)      Distributions Beginning After Death
         -----------------------------------

         (1) If the Member dies before distribution of his or her interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                  (a) if any portion of the Member's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

                  (b) if the designated Beneficiary is the Member's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Member died and (ii) December 31 of the calendar year in which the Member would have attained age 70 1/2.

         (2)      If the  Member  has not  made  an  election  pursuant  to this
                  Section 7.7 by the time of his death, the Member's designated Beneficiary must elect the method of distribution no later than the earlier of (i) December 31, of the calendar year in which distributions would be required to begin under this
                  Section 7.7, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Member's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(F) For purposes of paragraph (E) above, if the surviving spouse dies after the Member, but before payments to such spouse begin, the provisions of paragraph (E), with the exception of paragraph (E)(1)(b) therein, shall be applied as if the surviving spouse were the Member.

(G) For the purposes of paragraphs (D) and (E), distribution of a Member's interest is considered to begin on the Member's Required Beginning Date (or, if paragraph (F) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to paragraph (E) above). If distribution in the form of an annuity irrevocably commences to the Member before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

(H) "Applicable Life Expectancy." The Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Member (or designated Beneficiary as of the Member's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first
         Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year.

(I) "Designated Beneficiary." The individual who is designated as the Beneficiary under the Plan in accordance with Code Section 401(a)(9) and the proposed regulations thereunder.

(J) "Distribution Calendar Year." A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to paragraphs (D), (E), (F) and (G) above.

(K) "Life Expectancy." Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Unless otherwise elected by the Member (or spouse, in the case of distributions described in paragraph (E)(1)(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Member (or spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

(L)      Member's Benefit
         ----------------

         (1) The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

         (2) Exception for second Distribution Calendar Year. For purposes of paragraph (1) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

Section 7.8       Minimum Required Distributions (Beginning on November 1, 2002)

(A)      General Rules
         -------------

         (1)      Effective  Date. The provisions of this Section 7.8 will apply
                  ---------------
                  for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

         (2)      Precedence.  The  requirements  of  this Section 7.8 will take
                  ----------
                  precedence over any inconsistent provisions of the Plan.

         (3)      Requirements  of  Treasury   Regulations   Incorporated.   All
                  -------------------------------------------------------
                  distributions required under this Section 7.8 will be determined and made in accordance with Treasury Regulations under Code Section 401(a)(9) and the minimum distribution incidental death benefit requirement of Code Section 401(a)(9)(G).

         (4)      Limits on Distribution  Periods.  As of the first Distribution
                  -------------------------------
                  Calendar Year, distributions to a Member, if not made in a single sum, may only be made over one of the following periods:

                  (a)      the life of the Member

                  (b)      the  joint  lives  of  the  Member  and a  designated
                           Beneficiary

                  (c) a period certain not extending beyond the Life Expectancy of the Member, or

                  (d) a period certain not extending beyond the joint life and last survivor expectancy of the Member and a designated Beneficiary.

(B)      Time and Manner of Distribution
         -------------------------------

         (1)      Required  Beginning Date. The Member's entire interest will be
                  ------------------------
                  distributed, or begin to be distributed, to the Member no later than the Member's Required Beginning Date.

         (2)      Death of Member Before Distributions Begin. If the Member dies
                  ------------------------------------------
                  before distributions begin, the Member's entire interest will be distributed, or begin to be distributed, no later than as follows:

                  (a) If the Member's surviving spouse is the Member's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

                  (b) If the Member's surviving spouse is not the Member's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

                  (c) If there is no designated Beneficiary as of September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

                  (d) If the Member's surviving spouse is the Member's sole designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this paragraph (B)(2), other than paragraph (B)(2)(a), will apply as if the surviving spouse were the Member.

                  For purposes of this paragraph (B)(2) and paragraph (D) below, unless paragraph (B)(2)(d) applies, distributions are considered to begin on the Member's Required Beginning Date. If paragraph (B)(2)(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (B)(2)(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member's Required Beginning Date (or to the Member's surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (B)(2)(a)), the date distributions are considered to begin is the date distributions actually commence.

         (3)      Forms of Distributions
                  ----------------------

                  Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with paragraphs (C) and (D) of this Section 7.8. If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code
                  Section 401(a)(9) and the Treasury Regulations thereunder.

 (C)     Required Minimum Distributions During Member's Lifetime
         -------------------------------------------------------

          (1)     Amount of Required Minimum  Distribution For Each Distribution
                  --------------------------------------------------------------
                  Calendar  Year.  During the  Member's  lifetime,  the  minimum
                  --------------
                  amount that will be distributed for each Distribution Calendar Year is the lesser of:

                  (a)      the  quotient   obtained  by  dividing  the  Member's
                           Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's age as of the Member's birthday in the Distribution Calendar Year; or

                  (b) if the Member's sole designated Beneficiary for the Distribution Calendar Year is the Member's spouse, the quotient obtained by dividing the Member's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Member's and the spouse's attained ages as of the Member's and spouse's birthdays in the Distribution Calendar Year.

           (2)    Lifetime Required Minimum Distributions  Continue Through Year
                  --------------------------------------------------------------
                  of Member's  Death.  Required  minimum  distributions  will be
                  ------------------
                  determined under this paragraph (C) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Member's date of death.

(D)      Required Minimum Distributions After Member's Death
         ---------------------------------------------------

           (1)    Death On or After Date Distributions Begin
                  ------------------------------------------

                  (a)      Member  Survived by  Designated  Beneficiary.  If the
                           --------------------------------------------
                           Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member's death is the quotient obtained by dividing the Member's Account balance by the longer of the remaining Life Expectancy of the Member or the remaining Life
                           Expectancy of the Member's designated Beneficiary, determined as follows:

                           (i) The Member's remaining Life Expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

                           (ii) If the Member's surviving spouse is the Member's sole designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Member's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                           (iii) If the Member's surviving spouse is not the Member's sole designated Beneficiary, the designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Member's death, reduced by one for each subsequent year.

                  (b)      No Designated  Beneficiary.  If the Member dies on or
                           --------------------------
                           after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member's death is the quotient obtained by dividing the Member's Account balance by the Member's remaining Life Expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

           (2)    Death Before Date Distributions Begin
                  -------------------------------------

                  (a)      Member  Survived by  Designated  Beneficiary.  If the
                           --------------------------------------------
                           Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Member's death is the quotient obtained by dividing the Member's Account balance by the remaining Life Expectancy of the Member's designated Beneficiary, determined as provided in paragraph (D) (1).

                  (b)      No Designated Beneficiary.  If the Member dies before
                           -------------------------
                           the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

                  (c)      Death of Surviving  Spouse  Before  Distributions  to
                           -----------------------------------------------------
                           Surviving Spouse Are Required to Begin. If the Member
                           --------------------------------------
                           dies before the date distributions begin, the Member's surviving spouse is the Member's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph (B)(2)(a), this paragraph (D)(2) will apply as if the surviving spouse were the Member.

(E)      Election  to Allow  Members  or  Beneficiaries  to Elect  5-Year  Rule.
         ----------------------------------------------------------------------
         Members or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in paragraphs (B)(2) and (D)(2) applies to distributions after the death of a Member who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under paragraph (B)(2) or by September 30 of the calendar year which contains the fifth anniversary of the Member's (or, if applicable, surviving spouse's) death. If neither the Member nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with paragraphs (B)(2) and (D)(2) and, if applicable, the elections in paragraph (B) above.

(F)      Election to Allow Designated Beneficiary Receiving  Distributions Under
         -----------------------------------------------------------------------
         5-Year  Rule to  Elect  Life  Expectancy  Distributions.  A  designated
         -------------------------------------------------------
         Beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

(G)      Definitions
         -----------

         (1) "Designated Beneficiary." The individual who is designated as the Beneficiary under the terms of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and
                  Section 1.401(a)(9)-4, of the Treasury Regulations.

         (2) "Distribution Calendar Year." A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (B)(2). The required minimum distribution for the Member's first
                  Distribution Calendar Year will be made on or before the Member's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

         (3) "Life Expectancy." Life Expectancy is the Life Expectancy as computed by the use of the Single Life Table in Section 1.401(a)(9)-9 Q&A-1, of the Treasury Regulations.

         (4) "Member's Account Balance." The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

         (5) "Required Beginning Date." One of the following, as selected by the Employer in the Adoption Agreement:

                           (a) The Required Beginning Date of a Member is April 1st of the calendar year after the calendar year in which he attains age 70 1/2.

                           (b) The Required Beginning Date of a Member is April 1 of the calendar year following the calendar year in which the Member attains
                                    age   70   1/2,    except    that    benefit
                                    distributions  to a  Member  (other  than  a
                                    5-percent  Owner)  with  respect to benefits
                                    accrued  after the later of the  adoption or
                                    effective  date of an  amendment to the Plan
                                    that  implements the changes to the Required
                                    Beginning   Date  of  this   paragraph  must
                                    commence by April 1 of the calendar year in which the Member attains age 70 1/2 or the calendar year in which the Member retires.

                           (c) The Required Beginning Date of a Member is April 1 of the calendar year following the later of the calendar year in which the Member attains age 70 1/2 or the calendar year in which the Member retires, except that the benefit distributions to a 5-percent Owner must commence by April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.

         (6) "5-percent Owner." A Member is treated as a 5-percent Owner for purposes of this Section 7.8, if such Member is a 5-percent Owner as defined in Code Section 416 at any time during the Plan year ending with or within the calendar year in which such owner attains age 70 1/2.

                  Once  distributions have begun to a 5-percent Owner under this
                  Section 7.8 they must continue to be distributed, even if the Member ceases to be a 5-percent Owner in a subsequent year.

         (7) "TEFRA Section 242(b)(2) Elections." Nothwithstanding the other requirements of this Section 7.8, distribution on behalf of any Employee, including a 5-percent Owner, who has made a designation under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a "Section 242(b)(2) election") may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                           (a) The distribution by the Plan is one which would not have disqualified such Plan under Code
                                Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                           (b) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                           (c) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                           (d) The Employee had accrued a benefit under the Plan as of December 31, 1983.

                           (e) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.


(H) A designation upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(I) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Sections 7.8(G)(7)(a) and (c).

(J) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section
          401(a)(9) and the regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(K) In the case in which an amount is transferred or rolled over from one Plan to another Plan, the rules in Treasury Regulations 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

                                  ARTICLE VIII
                                  LOAN PROGRAM

Section 8.1         General Provisions

An Employer may, at its option, make available the loan program described herein for any Member (and, if applicable under Section 8.8 of this Article VIII, any Beneficiary), subject to applicable law (including but not limited to Code
Section 72(p) and the Regulations thereunder). The Employer shall so designate its adoption of the loan program and the terms and provisions of its operation in the Adoption Agreement. There shall be a reasonable origination fee and/or an annual administration fee assessed to the Member's Account for each loan made to a Member or Beneficiary. In the event that amounts are transferred to the Plan from a retirement plan subject to Code Section 401(a)(11), no loans may be made from a married Member's Account without the written consent of such Member's Spouse (in accordance with the spousal consent rules set forth under Section 7.3). In the event the Employer elects to permit loans to be made from rollover contributions and earnings thereon, as designated in the Adoption Agreement, loans shall be available from the Accounts of any Employees of the Employer who have not yet become Members. Only one loan may be made to a Member in the Plan Year, except that if an Employer provides in the Adoption Agreement to make loans available from Employee rollover contributions and the earnings thereon, a Member will be permitted to request a second loan in the Plan Year to the extent of Employee rollover contributions and earnings thereon subject to any other limitations provided under this Article.

The Employer may elect, in the Adoption Agreement, to make the loan program available only in the event of hardship or financial necessity. Hardship or financial necessity is defined as a significant health expense or a loss of income due to illness or Disability incurred by a Member, or the death of a Member or an immediate family member of a Member. Hardship or financial necessary also includes the purchase of a Member's principal place of residence as well as paying for a college education (including graduate studies) for either a Member or a Member's dependents.

The Employer may also elect in the Adoption Agreement to limit the number of outstanding loans a Member may have at any given time.

Section 8.2         Loan Application

Subject to the restrictions described in the paragraph immediately following, a Member in Employment may borrow from his Account in each of the available Investment Funds by filing a loan application with the TPA. Such application (hereinafter referred to as a "completed application") shall (i) specify the terms pursuant to which the loan is requested to be made and (ii) provide such information and documentation as the TPA shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were submitted, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII of the Plan.

If a Member's Account is subject to the joint and survivor and preretirement survivor annuity rules under Code Sections 401(a)(11) and 417, the Member must obtain the consent of his or her spouse, if any, to the use of the Member's Account Balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Member's Account Balance is used for renegotiation, extension, renewal, or other revision of the loan.

The Employer shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund similarly situated and shall govern the TPA's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.

The TPA shall, in accordance with the established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Member of such approval or disapproval. Notwithstanding the foregoing, the TPA may defer its review of a completed application, or defer payment of the proceeds of an approved loan, if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

Subject to the preceding paragraph and Section 8.6, upon approval of a completed application, the TPA shall cause payment of the loan to be made from the available Investment Fund(s) in the same proportion that the designated portion of the Member's Account is invested at the time of the loan, and the relevant portion of the Member's interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the Member. The TPA shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.

Notwithstanding any provision of this Article VIII to the contrary, if an Employer has elected in the Adoption Agreement to condition loans based upon a Member's demonstrated hardship or financial necessity, the Plan Administrator, in a uniform and nondiscriminatory manner, shall determine whether a Member has incurred a hardship or financial necessity following the Member filing a loan application with the TPA.

Section 8.3         Permitted Loan Amount

The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50% of the value of the Member's vested portion of his Account as of the Valuation Date on or next following the date on which the TPA receives the completed application for the loan and all other required documents. In determining the maximum amount that a Member may borrow, all vested assets of his Account will be taken into consideration, provided that, where the Employer has not elected to make a Member's entire Account available for loans or where a Member's Account contains investments in a self-directed brokerage account which shall not be available for loans, in no event shall the amount of the loan exceed the value of such vested portion of the Member's Account from which loans are permissible.

Section 8.4         Source of Funds for Loan

The amount of the loan will be deducted from the Member's Account in the available Investment Funds in accordance with Section 8.2 of this Article VIII and the Plan procedures for determining the amount of payments made under
Article VII. To the extent the Employer permits Members to take loans from one or more of the portions of their Accounts, as designated in the Adoption Agreement, loans shall be deemed to be taken in the following order:

   1.       Vested Employer profit sharing contributions plus earnings thereon.

   2.       Employer qualified nonelective contributions plus earnings thereon.

   3.       Member's 401(k) deferrals plus earnings thereon.

   4.       Member's Roth 401(k) contributions plus earnings thereon.

   5.       Member's safe harbor CODA contributions plus earnings thereon.

   6.       Vested Employer basic contributions plus earnings thereon.

   7.       Vested Employer supplemental contributions plus earnings thereon.

   8.       Vested Employer matching contributions plus earnings thereon.

   9.       Member's rollover contributions plus earnings thereon.

   10. Member's after-tax contributions made after December 31, 1986 plus earnings on all of the Member's after-tax contributions.

   11.      Member's  after-tax  contributions  made  prior to  January 1, 1987.

Section 8.5         Conditions of Loan

(A) Loans shall be made available to all Members and Beneficiaries on a reasonably equivalent basis.

(B) Repayment of all loans under the Plan shall be secured by 50% of the Member's vested interest in his Account, determined as of the origination of such loan.

(C) Loans shall not be made available to Highly Compensated Employees (as defined in Plan Section 1.2(U)) in an amount greater than the amount made available to other Employees.

(D) Each loan to a Member under the Plan shall be repaid in level monthly amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 12 months and not in excess of 60 months, unless the purpose of the loan is for the purchase of a primary residence, in which case the loan may be for not more than 180 months. After the first three (3) monthly payments of the loan have been satisfied, the Member may pay the outstanding loan balance (including accrued interest from the due date).

(E) Loans must be adequately secured and bear a reasonable interest rate. The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron's Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month.

(F) No Member loan shall exceed the present value of the Member's vested Account Balance.

(G) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(H) Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4).

Section 8.6         Crediting of Repayment

Upon lending any amount to a Member, the TPA shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account. Upon receipt of each monthly installment payment and the crediting thereof to the Member's loan receivable account, there shall be allocated to the Member's Account in the available Investment Funds, in accordance with his most recent investment instructions, the principal portion of the installment payment plus that portion of the interest equal to the rate determined in Section 8.5 of this Article VIII. The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to the portions of the Member's Account on the basis of a reverse ordering of the manner in which the loan was originally distributed to the Member.

Section 8.7         Cessation of Payments on Loan

If a Member, while employed, fails to make a monthly installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first three (3) monthly payments of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows any of his 401(k) deferrals and any of the earnings attributable thereto may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.

Except as provided below, upon a Member's termination of Employment, death or Disability, or the Employer's termination of the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due date, is paid by the last day of the calendar quarter following the calendar quarter which contains the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date.

Section 8.8         Loans to Former Members

Notwithstanding any other provisions of this Article VIII, a member who terminates Employment for any reason shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a terminated Member. In addition, a terminated Member or Beneficiary may elect to initiate a new loan from his Account, subject to the conditions otherwise described in this Article VIII. If any terminated Member who continues to make repayments or any terminated Member or Beneficiary who borrows from his Account pursuant to this Section 8.8 fails to make a scheduled monthly installment payment by the last day of the calendar quarter following the calendar quarter which contains the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan.

                                   ARTICLE IX
                              TRUSTEE AND CUSTODIAN

The provisions of this Article, shall not apply if a separate trust agreement is being used as specified in the Adoption Agreement. For purposes of this Article IX, the term Named Fiduciary shall mean one or more fiduciaries named in accordance with the terms of the Plan who have the power to manage and control assets of the Plan. The term Fund shall mean assets held pursuant to the Trust created under this Article IX.

Section 9.1        Basic Responsibilities of the Trustee

The Trustee shall hold the assets of, and collect the income and make payments from the Fund, all as hereinafter provided. Except to the extent that assets of the Fund have been deposited in a collective investment fund maintained by the Trustee, the Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Fund, which shall be the sole responsibility of the Named Fiduciary. The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Agreement. As to the responsibilities of the Trustee, in any case in which a provision of this Agreement conflicts with any provision in the Plan, this Agreement shall control. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee.

The Trustee shall have no authority or duty to determine the adequacy of or enforce the collection of contributions under the Plan, shall not be responsible for the adequacy of the Trust to meet and discharge any liabilities under the Plan and shall have no responsibility for any property until such cash or property is received and accepted by the Trustee. The Employer and the Named Fiduciary shall have the sole duty and responsibility for ensuring the adequacy of the Trust to discharge the liabilities under the Plan, determining the adequacy of the contributions to be made under the Plan, transmitting the contributions to the Trustee and ensuring compliance with any statute, regulation or rule applicable to contributions.

Except as may be permitted by law or by the terms of the Plan or this Agreement, at no time prior to the satisfaction of all liabilities with respect to Members and their Beneficiaries under the Plan shall any part of the Trust be used for or diverted to any purpose other than for the exclusive benefit of the Members and their Beneficiaries. The assets of the Trust shall be held for the exclusive purposes of providing benefits to Members of the Plan and their Beneficiaries and defraying the reasonable expenses of administering the Plan and the Trust.

Notwithstanding any other provision of this Agreement: (i) if a contribution is conditioned upon a favorable determination as to the qualified status of the Plan under Code Section 401 and the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Employer within one year after the date of determination; (ii) a contribution made by the Employer based upon mistake of fact may be returned to the Employer within one year after the date of such contribution; and (iii) if a contribution to the Plan is conditioned upon its deductibility under the Code and a deduction for such a contribution is disallowed, such contribution may be returned to the Employer within one year after the date of the disallowance of such deduction.

The Trustee shall make distributions and payments out of the Fund as directed by the Named Fiduciary and amounts distributed or paid pursuant to such direction thereafter no longer shall constitute a part of the Fund. The Named Fiduciary may direct such distributions and payments to be made to any person, including the Named Fiduciary or an Employer, or to any paying agent designated by the Named Fiduciary, in such amounts and in such form and for such purposes as the Named Fiduciary shall direct. Any such order shall constitute a certification that the payment is one the Named Fiduciary is authorized to direct. The Named Fiduciary shall have the exclusive responsibility, and the Trustee shall not have any responsibility or duty under this Agreement, for ensuring that any payment made from the Fund at the direction of the Named Fiduciary does not constitute a diversion of the assets of the Fund and for determining that any such distribution is in accordance with the terms of the Plan and applicable law, including, without limitation, determining the amount, timing or method of payment and the identity of each person to whom such payments shall be made.

The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. The Trustee shall not be required to make any payment from the Fund in excess of the net realizable value of the assets of the Fund or to make any payment in cash unless there is sufficient cash in the Fund or the Named Fiduciary has provided written instructions as to the assets to be converted to cash for the purpose of making the distribution. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute is resolved.

The Employer shall identify the Named Fiduciary to the Trustee and shall furnish the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to direct the Trustee and otherwise act on behalf of the Employer under the terms of this Agreement. The Named Fiduciary will provide the Trustee with a written list of the names, signatures and extent of authority of all persons authorized to act on behalf of the Named Fiduciary. The Trustee shall be entitled to rely on and shall be fully protected in acting upon direction from an authorized party until notified in writing by the Employer or the Named Fiduciary, as appropriate, of a change of the identity of an authorized party.

All directions and instructions to the Trustee from a party who has been authorized to act on behalf of the Employer or the Named Fiduciary shall be in writing, transmitted by mail or by facsimile or shall be an electronic transmission, provided the Trustee may, in its discretion, accept oral directions and instructions and may require confirmation in writing of any such oral directions and instructions. The Trustee shall be entitled to rely on and shall be fully protected in acting in accordance with all such directions and instructions which the Trustee reasonably believes to have been given by a party who has been authorized to act on behalf of the Employer or the Named Fiduciary.

All fiduciaries (within the meaning of Section 3(21)(A) of ERISA) under the Plan shall discharge their fiduciary duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 9.2         Investment Powers and Duties of Trustee

The Named Fiduciary, from time to time and in accordance with the provisions of the Plan, shall direct the Trustee to establish one or more separate investment accounts under the Trust (each such separate account hereinafter referred to as an "Investment Fund"). The Trustee shall transfer to each such Investment Fund such portion of the assets of the Fund as the Named Fiduciary directs. The assets which have been allocated to an Investment Fund shall be invested and reinvested in accordance with the instructions of the Named Fiduciary, which shall have exclusive responsibility therefore. The Trustee shall be under no duty to question, and shall not incur any liability on account of following, the instructions of the Named Fiduciary, with respect to any Investment Fund or the investment or reinvestment of any assets of the Fund or any Investment Fund, nor to make suggestions to the Named Fiduciary in connection therewith or to determine the compliance of such instructions with the Plan or applicable law, including, without limitation, the requirements of Sections 406 and 407 of ERISA. The Trustee shall not be liable for any losses, costs or expenses
(including, without limitation, any opportunity costs) resulting from any investment directions given or omitted by the Named Fiduciary and the Trustee shall not be liable for any losses, cost or expenses associated with the investment decisions of the Named Fiduciary, including, without limitation, any losses, costs or expenses associated with the selection of investments by the Named Fiduciary, actual investments directed by the Named Fiduciary and the market risks associated with such selections and directions. If the Trustee is directed to deliver property against payment, the Trustee shall have no liability for non-receipt of such payment.

Unless the Trustee is otherwise directed by the Named Fiduciary, all interest, dividends and other income received with respect to, and all proceeds received from the sale or other disposition of, assets of an Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses of the Fund which are properly allocable to a particular Investment Fund shall be so allocated and charged. Subject to the provisions of the Plan, the Named Fiduciary may direct the Trustee to eliminate an Investment Fund or Funds, and the Trustee thereupon shall dispose of the assets of such Investment Fund or Funds and reinvest the proceeds thereof in accordance with the instructions of the Named Fiduciary.

(A)      Discretionary Powers and Duties of Trustee
         ------------------------------------------

         Subject to the provisions and limitations  contained  elsewhere herein,
         in   administering   the  Trust,  the  Trustee  shall  be  specifically
         authorized in its sole administrative discretion to:

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

         (1) Appoint sub-trustees or depositories, domestic or foreign (including affiliates of the Trustee), as to part or all of the Fund, except that the indicia of ownership of any asset of the Fund shall not be held outside the jurisdiction of the district courts of the United States unless in compliance with
                  Section 404(b) of ERISA and regulations thereunder;

         (2) Appoint one or more individuals or corporations as a custodian of any property of the Fund and, as part of its reimbursable expenses under this Agreement to pay the reasonable Compensation and expenses of any such custodian

         (3) Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Trustee), so long as the Trustee's records clearly indicate that the assets held are a part of the Fund;

         (4) Collect income payable to and distributions due to the Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

         (5) Collect proceeds from securities, certificates of deposit or other investments which may mature or be called and surrender such securities at maturity or when called; provided, however, that the Trustee shall not be liable for failure to surrender any security for redemption prior to maturity or take other action if notice of such redemption or other action was not provided to the Trustee by the issuer, the Named Fiduciary or one of the nationally recognized bond or corporate action services to which the Master Trustee subscribes;

         (6)      Exchange   securities   in  temporary  form  for securities in
                  definitive form, and to effect an exchange of shares where the par value of stock is changed;

         (7) Submit or cause to be submitted to the Named Fiduciary, on a best efforts basis, all information received by the Trustee regarding ownership rights pertaining to property held in the Fund;

         (8)      Attend to involuntary corporate actions;

         (9) Determine, or cause to be determined, the fair market value of the Fund daily, or for such other period as may be mutually agreed upon, in accordance with methods consistently followed and uniformly applied;

         (10)     Render periodic statements for property held hereunder;

         (11) Commence or defend suits or legal proceedings and represent the Fund in all suits or legal proceedings in any court or before any other body or tribunal as the Trustee shall deem necessary to protect the Fund (provided, however, that the Trustee shall have no obligation to take any legal action for the benefit of the Fund unless it shall first be indemnified for all expenses in connection therewith, including, without limitation, counsel fees);

         (12) Employ suitable agents and legal counsel, who may be counsel for an Employer, and, as a part of its reimbursable expenses under this Agreement, to pay their reasonable Compensation and expenses. The Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (13) Subject to the requirements of applicable law, take all action necessary to settle authorized transactions;

         (14) Form corporations and create trusts under the laws of any state for the purpose of acquiring and holding title to any securities or other property, all on such terms and conditions as the Trustee deems advisable;

         (15) Make, execute and deliver any and all documents, agreements or other instruments in writing as are necessary or desirable for the accomplishment of any of the powers and duties in this Agreement; and

         (16)     Generally   take  all   action,   whether  or  not   expressly
                  authorized, which the Trustee may deem necessary or desirable for the fulfillment of its duties hereunder.

(B)      Directed Powers of Trustee
         --------------------------

         In addition to the powers enumerated in Section 9.2(a), the Trustee shall have the following powers and authority in the administration of the Fund to be exercised solely as directed by the Named Fiduciary:

           (1) Invest and reinvest in property, provided that in no case without the consent of the Trustee will the assets of the Fund be invested in assets other than units of collective investment funds;

           (2) Settle purchases and sell, exchange, convey, transfer or otherwise dispose of any property at any time held by the Trustee, by private contract or at public auction, for cash or on credit, upon such conditions, at such prices and in the same manner as the Named Fiduciary, shall direct, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

           (3) Engage in other transactions, including free receipts and deliveries, exchanges and other voluntary corporate actions, with respect to property received by the Trustee;

           (4) Hold any part of the Fund in cash or cash balances and the Trustee shall not be responsible for the payment of interest on such balances;

           (5) Make loans from the Fund to Members of the Plan, which shall be secured by the Member's Account balance; however, the Named Fiduciary shall have full and exclusive responsibility for loans made to Members, including, without limitation, full and exclusive responsibility for the following: development of procedures and documentation for such loans; acceptance of loan applications; approval of loan applications; disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in
                  Lending Act, 15 U.S.C. ss.1601 et seq.; ensuring that such loans shall bear a reasonable rate of interest (within the meaning of Regulation ss.2550.408(b)(1) promulgated by the
                  Department of Labor); acting as agent of the Trustee for the physical custody and safekeeping of the promissory notes and other loan documents; performing necessary and appropriate recordkeeping and accounting functions with respect to loan transactions; enforcement of promissory note terms, including, but not limited to, directing the Trustee to take specified actions to enforce its rights under the documents relating to Plan loans, including, without limitation, the occurrence of events of default and maintenance of accounts and records regarding interest and principal payments on notes. The Trustee shall not in any way be responsible for holding or reviewing such documents, records and procedures and shall be entitled to rely upon such information as is provided by the Named Fiduciary or its own sub-agent or record keeper without any requirement or responsibility to inquire as to the completeness or accuracy thereof, but may from time to time examine such documents, records and procedures as it deems appropriate. Unless otherwise instructed in writing by the Named Fiduciary, the Trustee shall have no duty or responsibility to file a UCC-1 form or take other action in order to perfect its security interest in the accounts of a Member to whom a loan is made. The Employer shall indemnify and hold the Trustee and its directors, officers and Employees harmless from all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees, arising out of any action or inaction of the Named Fiduciary with respect to its agency responsibilities described herein with respect to Member loans and this indemnification shall survive the termination of this Agreement;

           (6) Deposit cash in interest bearing accounts in the banking department of the Trustee, the

                   Employer  (provided  that the Employer meets the requirements
                   of   ss.408(b)(4)   of  ERISA)   or  an  affiliated   banking
                   organization of the Trustee or the Employer; and

           (7) Invest in any collective investment fund, including any collective investment fund maintained by the Trustee or an affiliate. The Trustee shall have no responsibility for the custody or safekeeping of assets transferred to any collective investment trust not maintained by the Trustee. To the extent that any investment is made in any such collective investment fund, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective investment fund and, to the extent required by law or by such indenture, such terms, responsibilities and powers shall be incorporated herein by reference and shall be a part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in any such collective investment fund shall be the fair market value of the collective investment fund units held, determined in accordance with generally recognized valuation procedures. The Employer expressly understands and agrees that any such collective investment fund may provide for the lending of its securities by the collective investment fund trustee and that such collective investment fund trustee will receive Compensation from the borrowers for the lending of securities that is separate from any Compensation of the Trustee hereunder, or any Compensation of the collective investment fund trustee for the management of such fund;

           (8) For the purposes of the fund, to borrow money from any person or persons, to issue the Fund's promissory note or notes therefore, and to secure the repayment thereof by pledging, mortgaging or otherwise encumbering any property in its possession.

(C)      Standard of Care
         ----------------

         The Trustee shall discharge its duties under this Agreement with the care and skill required under ERISA with respect to its duties. The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument believed by it to be genuine and delivered by the proper party or parties. The duties of the Trustee shall only be those specifically undertaken pursuant to this Agreement or by separate written agreement.

(D)      Force Majeure
         -------------

         The Trustee shall not be responsible or liable for any losses to the Fund resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the control of the Trustee or its agents. This Section shall survive the termination of this Agreement.

Section 9.3         Powers and Duties of Custodian

If there is a discretionary Trustee, the Employer may appoint a custodian. A custodian has the same powers, rights and duties as a nondiscretionary Trustee. Any reference in the Plan to a Trustee also is a reference to a custodian unless the context of the Plan indicates otherwise. A limitation of the Trustee's liability by Plan provision also acts as a limitation of the custodian's liability. Any action taken by the custodian at the discretionary Trustee's direction satisfied any provision in the Plan referring to the Trustee taking that action. The resignation or removal of the custodian shall be made in accordance with Section 9.6 as though the custodian were a Trustee.

Section 9.4         Trustee's Compensation, Expenses, Taxes and Indemnification

The Trustee shall be entitled to Compensation for services under this Plan as mutually agreed by the Employer and the Trustee, unless already receiving full time Compensation from the Employer. The Trustee shall also be entitled to reimbursement for reasonable expenses incurred by it in the discharge of its duties under this Plan. Consistent with applicable law, the Trustee is authorized to charge and collect from the Fund any and all such fees and expenses to the extent such fees and expenses are not paid directly by the Employer, another Employer or by Pentegra (acting on behalf of the Employer or such other Employer).

All amounts (including taxes) paid from the Trust Fund which are allocable to an Investment Fund shall be charged to such Investment Fund in accordance with this Plan. All such expenses which are not so allocable shall be charged against each of the Investment Funds in the same proportion as the value of the total assets held in such Investment Fund bears to the value of the total assets in the Fund.

To the extent the Trustee advances funds to the Fund for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Fund an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate).

To the extent that the Employer or Named Fiduciary has provided necessary information to the Trustee, the Trustee shall use reasonable efforts to assist the Employer or the Named Fiduciary with respect to any tax obligations. The Employer or Named Fiduciary shall notify the Trustee of any tax obligations. Notwithstanding the foregoing, the Trustee shall have no responsibility or liability for any tax obligations now or hereafter imposed on any Employer or the Fund by any taxing authorities, domestic or foreign, except as provided by applicable law.

To the extent the Trustee is responsible under any applicable law for any tax obligation, the Employer or the Named Fiduciary shall inform the Trustee of all tax obligations, shall direct the Trustee with respect to the performance of such tax obligations, and shall provide the Trustee with all information required by the Trustee to meet such tax obligations. All such tax obligations shall be paid from the Trust Fund unless paid by the Employer or another Employer.

The Employer shall indemnify and hold harmless the Trustee and its directors, officers and Employees from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with this Plan, except those resulting from the Trustee's gross negligence, bad faith or willful misconduct. This indemnification (as well as any other indemnification in this Plan) shall survive the termination of this Plan. If the Trustee is acting as a successor trustee or succeeds to responsibilities hereunder for trusteeship of Plan assets with respect to the Trust Fund (or any portion thereof), the Employer hereby agrees to hold the Trustee harmless from and against any tax, claim, liability, loss, damage or expense incurred by or assessed against it as such successor as a direct or indirect result of any act or omission of a predecessor trustee or any other person under the Plan, except for such taxes, claims, liabilities, losses, damages or expenses attributable to the Trustee's own gross negligence, bad faith or willful misconduct.

Section 9.5         Reporting and Recordkeeping

The Trustee shall keep full and accurate records of all receipts, investments, disbursements, and other transactions hereunder, including such specific records as may be agreed upon in writing between the Employer and the Trustee. Within ninety (90) days after the end of each fiscal year of the Trust or within ninety
(90) days after its removal or resignation or the termination of this Plan, the Trustee shall file with the Employer a written account of the administration of the Fund showing all transactions effected by the Trustee and all property held by the Fund at its fair market value for the accounting period. If, within ninety (90) days after the Trustee mails such account to the Employer, the Employer has not given the Trustee written notice of any exception or objection thereto, the statement shall be deemed to have been approved, and in such case, the Trustee shall not be liable for any matters in such statements. Upon prior written notice, the Employer or its agent shall have the right at its own expense to inspect the Trustee's books and records directly relating to the Fund during normal business hours. If for any reason the Trustee fails to file an account required of the Trustee within the applicable times specified hereunder, such account shall be filed by the Trustee after the expiration of such time as soon as is reasonably practicable. To the extent that the Trustee shall be required to value the assets of the Fund, the Trustee may rely for all purposes of this Plan upon any certified appraisal or other form of valuation submitted by the Named Fiduciary, Pentegra, any investment manager or other third party appointed by the Named Fiduciary. Nothing in this Section shall impair Trustee's right to judicial settlement of any account rendered by it. In any such proceeding the only necessary parties shall be the Trustee, the Employer and any other party whose participation is required by law, and any judgment, decree or final order entered shall be conclusive on all persons having an interest in the trust. The fiscal year of the Trust shall be the Plan Year as established under the terms of the Plan.

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

The duties of the Trustee shall be limited to the assets held in the Fund, and the Trustee shall have no duties with respect to assets held by any other person including, without limitation, any other trustee for the Plan unless otherwise agreed in writing. The Employer hereby agrees that the Trustee shall not serve as, and shall not be deemed to be, a co-trustee under any circumstances. The Named Fiduciary may request the Trustee to perform a recordkeeping service with respect to property held by others and not otherwise subject to the terms of this Plan. To the extent the Trustee shall agree to perform this service, its sole responsibility shall be to accurately reflect information on its books which it has received from the Named Fiduciary.

Section 9.6         Amendment, Termination, Resignation and Removal

The provisions of this Section 9 may be amended by written agreement signed by the Employer and the Trustee. This Plan may be terminated at any time by the Employer by written instrument delivered to the Trustee. Thereafter, the Trustee shall distribute all assets of the Fund, less any fees and expenses payable from the Fund with respect to the Plan, pursuant to instructions of the Named Fiduciary. The Trustee may condition its delivery, transfer or distribution of any assets upon the Trustee's receiving assurances reasonably satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notices and other procedures required by applicable law have been complied with. The Trustee shall be entitled to assume that such distributions are in full compliance with and not in violation of the terms of the Plan or any applicable law.

The Trustee may be removed with respect to all or part of the Fund upon receipt of sixty (60) days' written notice (unless a shorter or longer period is agreed upon) from the Employer. The Trustee may resign as Trustee hereunder upon sixty
(60) days' written notice (unless a shorter or longer period is agreed upon) delivered to the Employer. In the event of such removal or resignation, a successor trustee will be appointed and the retiring Trustee shall transfer the Fund, less such amounts as may be reasonable and necessary to cover its Compensation and expenses. In the event the Employer fails to appoint a successor trustee within sixty (60) days of receipt of written notice of resignation, the Trustee reserves the right to seek the appointment of a successor trustee from a court of competent jurisdiction. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any successor trustee.

The Trustee reserves the right to retain such property as is not suitable for distribution or transfer at the time of the termination of a Plan or this Agreement and shall hold such property for the benefit of those persons or other entities entitled to such property until such time as the Trustee is able to make distribution. Upon the appointment and acceptance of a successor trustee, the Trustee's sole duties shall be those of a custodian with respect to any property not transferred to the successor trustee.

                                    ARTICLE X
            ADMINISTRATION OF PLAN AND ALLOCATION OF RESPONSIBILITIES

Section 10.1        Fiduciaries

(A)      The following persons are Fiduciaries under the Plan.

         (1)   The Trustee,

         (2).  The Employer,

         (3) The Plan Administrator or committee, appointed by the Employer pursuant to this Article IX of the Plan and designated as the "Named Fiduciary" of the Plan and the Plan Administrator, and

         (4)   Any Investment  Manager  appointed by the Employer as provided in
               Section 9.4.

(B) Each of said Fiduciaries shall be bonded to the extent required by ERISA.

(C) The TPA is not intended to have the authority or responsibilities which would cause it to be considered a Fiduciary with respect to the Plan unless the TPA otherwise agrees to accept such authority or responsibilities in a service agreement or otherwise in writing.

Section 10.2        Allocation of Responsibilities Among the Fiduciaries

(A)      The Trustee
         -----------

         Employer shall either enter into one or more Trust Agreements with a Trustee or Trustees selected by the Employer.

         The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (b) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan.

         Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Code Sections 401(a) and 501(a) and constitutes a part of the Plan; (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract, general, commingled or individual investment accounts; or
         (iii) wholly or partly in securities issued by an investment company registered under the Investment Company Act of 1940.

         Subject to the provisions of Article XI, the Employer may from time to time and without the consent of any Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Employer may deem necessary or desirable to carry out the Plan, (b) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan.

         The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Plan Administrator or TPA. The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employer, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the TPA in the performance of its duties under the Plan (including reasonable Compensation for agents and cost of services rendered in respect of the Plan), such Compensation of the Trustee as may be agreed upon from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, the Employer, or the Plan Administrator.

(B)      The Employer
         ------------

         The Employer shall be responsible for all functions assigned or reserved to it under the Plan and any related Trust Agreement. Any authority so assigned or reserved to the Employer, other than responsibilities assigned to the Plan Administrator, shall be exercised by resolution of the Employer's Board of Directors and shall become effective with respect to the Trustee upon written notice to the Trustee signed by the duly authorized officer of the Board advising the Trustee of such exercise. By way of illustration and not by limitation, the Employer shall have authority and responsibility to perform the following acts:

          (1)      Amend the Plan;

          (2) Merge and consolidate the Plan with all or part of the assets or liabilities of any other plan;

          (3)      Appoint, remove  and replace   the   Trustee   and  the  Plan
                   Administrator and to monitor their performances;

          (4) Appoint, remove and replace one or more Investment Managers, or to refrain from such appointments, and to monitor their performances;

          (5) Communicate such information to the Plan Administrator, TPA, Trustee and Investment Managers as they may need for the proper performance of their duties; and

          (6)      Perform such additional duties as are imposed by law.

         Whenever, under the terms of this Plan, the Employer is permitted or required to do or perform any act, it shall be done and performed by an officer thereunto duly authorized by such Employer's Board of Directors.

(C)      The Plan Administrator
         ----------------------

         The Plan Administrator shall have responsibility and discretionary authority to control the operation and administration of the Plan in accordance with the provisions of Article IX of the Plan, including, without limiting, the generality of the foregoing:

         (1) Determination of eligibility for benefits and the amount and certification thereof to the Trustee;

         (2)      Hiring of persons to provide necessary services to the Plan;

         (3) Issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan;

         (4) Preparation and filing of all reports required to be filed with respect to the Plan with any governmental agency;

         (5) Compliance with all disclosure requirements imposed by state or federal law; and

         (6) To act as the named fiduciary responsible for communicating with Members as needed to maintain Plan compliance with
                  Section 404(c) of ERISA (If the Employer elects in the Adoption Agreement to comply with 404(c) of ERISA) including, but not limited to the receipt and transmission of Member's directions as to investment of the accounts under the Plan and the formation of policies, rules, and procedures pursuant to which Member's may give investment instructions with respect to the investment of their Account(s).

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

(D)      The Investment Manager
         ----------------------

         Any Investment Manager appointed pursuant to Section 9.4 shall have sole responsibility for the investment of the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. An Investment Manager may place orders for the purchase and sale of securities directly with brokers and dealers.

Section 10.3        No Joint Fiduciary Responsibilities

This Article IX is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibilities shall be shared by two or more of such Fiduciaries unless such sharing is provided by a specific provision of the Plan or any related Trust Agreement. Whenever one Fiduciary is required to follow the directions of another Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. To the extent that fiduciary responsibilities are allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any other Fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund which is subject to the management of such Investment Manager.

Section 10.4        Investment Manager

The Employer may appoint a qualified Investment Manager or Managers to manage any portion or all of the assets of the Trust Fund. For the purpose of this Plan and the related Trust, a "qualified Investment Manager" means an individual, firm or corporation who has been so appointed by the Employer to serve as Investment Manager hereunder, and who is and has acknowledged in writing that he is (a) a Fiduciary with respect to the Plan, (b) bonded as required by ERISA, and (c) either (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) a bank as defined in said Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Any such appointment shall be by a vote of the Board of Directors of the Employer naming the Investment Manager so appointed and designating the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. Said vote shall be evidenced by a certificate in writing signed by the duly authorized officer of the Board and shall become effective on the date specified in such certificate but not before delivery to the Trustee of a copy of such certificate, together with a written acknowledgment by such Investment Manager of the facts specified in the second sentence of this Section.

Section 10.5        Advisor to Fiduciary

A Fiduciary may employ one or more persons to render advice concerning any responsibility such Fiduciary has under the Plan and related Trust Agreement.

Section 10.6        Service in Multiple Capacities

Any person or group of  persons  may serve in more than one  fiduciary  capacity
with  respect  to  the  Plan,   specifically  including  service  both  as  Plan
Administrator and as a Trustee of the Trust; provided, however, that no person may serve in a fiduciary capacity who is precluded from so serving pursuant to
Section 411 of ERISA.

Section 10.7        Appointment of Plan Administrator

The Employer shall designate the Plan Administrator in the Adoption Agreement. The Plan Administrator may be an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), the Board of the Employer, or the Employer itself. Except as the Employer shall otherwise expressly determine, the Plan Administrator shall be charged with the full power and responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator. The Plan Administrator may be removed by the Employer or may resign by giving written notice to the Employer, and, in the event of the removal, resignation, death or other termination of service of the Plan Administrator, the Employer shall, as soon as is practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

Section 10.8        Powers of the Plan Administrator

The Plan Administrator is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and the Trust Agreement. The Plan Administrator may from time to time appoint agents to perform such functions involved in the administration of the Plan as it may deem advisable. The Plan Administrator shall have the discretionary authority to determine any questions arising in the administration, interpretation and application of the Plan, including any questions submitted by the Trustee on a matter necessary for it to properly discharge its duties; and the decision of the Plan Administrator shall be conclusive and binding on all persons.

Section 10.9        Duties of the Plan Administrator

The Plan Administrator shall keep on file a copy of the Plan and the Trust Agreement(s), including any subsequent amendments, and all annual reports of the Trustee(s), and such annual reports or registration statements as may be required by the laws of the United States, or other jurisdiction, for examination by Members in the Plan during reasonable business hours. Upon request by any Member, the Plan Administrator shall furnish him with a statement of his interest in the Plan as determined by the Plan Administrator as of the close of the preceding Plan Year.

Section 10.10       Action by the Plan Administrator

In the event that there shall at any time be two or more persons who constitute the Plan Administrator, such persons shall act by concurrence of a majority thereof.

Section 10.11       Discretionary Action

Wherever, under the provisions of this Plan, the Plan Administrator is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination prohibited by the Code in favor of or against any Member, Employee or class of Employees. Any discretionary action taken by the Plan Administrator hereunder shall be consistent with any prior discretionary action taken by it under similar circumstances and to this end the Plan Administrator shall keep a record of all discretionary action taken by it under any provision hereof.

Section 10.12       Compensation and Expenses of Plan Administrator

Employees of the Employer shall serve without Compensation for services as Plan Administrator, but all expenses of the Plan Administrator shall be paid by the Employer or in accordance with Section 10.2. Such expenses shall include any expenses incidental to the functioning of the Plan, including, but not limited to, attorney's fees, accounting and clerical charges, and other costs of administering the Plan. Non-Employee Plan Administrators shall receive such Compensation as the Employer shall determine.

Section 10.13       Reliance on Others

The Plan Administrator and the Employer shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee(s), upon all certificates and reports made by an accountant or actuary selected by the Plan Administrator and approved by the Employer and upon all opinions given by any legal counsel selected by the Plan Administrator and approved by the Employer, and the Plan Administrator and the Employer shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such Trustee(s), accountant, actuary or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Members, retired Members, and Former Members and their Beneficiaries, and all other persons.

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

Section 10.14       Self Interest

No person who is the Plan Administrator shall have any right to decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. Any such decision shall be made by another Plan Administrator or the Employer.

Section 10.15       Personal Liability - Indemnification

The Plan Administrator shall not be personally liable by virtue of any instrument executed by him or on his behalf. Neither the Plan Administrator, the Employer, nor any of its officers or directors shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The limitation contained in the preceding sentence shall not, however, prevent or preclude a compromise settlement of any controversy involving the Plan, the Plan Administrator, the Employer, or any of its officers and directors. The Employer may advance money in connection with questions of liability prior to any final determination of a question of liability. Any settlement made under this Article IX shall not be determinative of any breach of fiduciary duty hereunder.

The Employer will indemnify every person who is or was a Plan Administrator, officer or member of the Board or a person who provides services without Compensation to the Plan for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Member or Beneficiaries thereof, including, without limitation, any damages, civil penalty or excise tax imposed pursuant to ERISA; provided (1) that the act or omission shall have occurred in the course of the person's service as Plan Administrator, officer of the Employer or member of the Board or was within the scope of the Employment of any Employee of the Employer or in connection with a service provided without Compensation to the Plan, (2) that the act or omission be in good faith as determined by the Employer, whose determination, made in good faith and not arbitrarily or capriciously, shall be conclusive, and (3) that the Employer's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Employer, or any other person, or other source of indemnification.

Section 10.16       Insurance

The Plan Administrator shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trustee from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Plan assets provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Article IX shall prevent the Plan Administrator or the Employer, at its, or his, own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance company the right of recourse under any policy by such insurance company.

Section 10.17       Claims Procedures

Claims for benefits under the Plan shall be filed with the Plan Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed unless special circumstances require an extension of time for processing the claim of up to an additional 90 days. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of said initial 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

Section 10.18       Claims Review Procedures

In the event a claim is denied, the reasons for the denial shall be specifically set forth in the notice described in this Section 10.18 in language calculated to be understood by the claimant. Pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can request further consideration and review of the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedures. Any Employee, former Employee, or Beneficiary of either, who has been

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

denied a benefit by a decision  of the Plan  Administrator  pursuant  to Section
10.17 shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for a review of the initial denial of the claim. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification of claim denial provided for in Section 10.17. The Plan Administrator may, in its sole discretion, then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon five (5)business days' written notice to the Plan Administrator), the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance. A final disposition of the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless there has been an extension of 60 days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the disposition and specific references to the pertinent Plan provisions on which the disposition is based. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

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

                                 ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.1        General Limitations

(A) In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this Section is applicable are his own contributions and/or deferrals and the Employer's contributions.

        For purposes of this Section 11.1, a Member's contributions shall be determined without regard to any rollover contributions as provided in Code Section 402(a)(5).

(B)     Limitations on Allocations
        --------------------------

          (1) If the Member does not participate in, another qualified defined contribution plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e) maintained by the Employer, or an individual medical account, as defined in Code
               Section 415(l)(2), maintained by the employer, or a simplified Employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an annual addition as defined in paragraph 12, the amount of Annual Additions which may be credited to the Member's Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Member's Account would cause the Annual Additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the limitation year will equal the maximum permissible amount.

        (2)    Prior to determining  the Member's  actual  Compensation  for the
               limitation   year,   the  Employer  may   determine  the  maximum
               permissible amount for a Member on the basis of a reasonable estimation of the Member's Compensation for the limitation year, uniformly determined for all Members similarly situated.

        (3) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Member's actual Compensation for the limitation year.

        (4) If pursuant to paragraph 3 above or as a result of the allocation of forfeitures, there is an excess amount the excess will be disposed of as follows:

               (a) Any nondeductible voluntary Employee contributions (plus attributable earnings), to the extent they would reduce the excess amount, will be returned to the Member;

               (b) If after the application of paragraph (a) an excess amount still exists, any elective deferrals (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the Member;

               (c) If after the application of paragraph (b) an excess amount still exists, and the Member is covered by the Plan at the end of the limitation year, the excess amount in the Member's Account will be used to reduce employer contributions (including any allocation of forfeitures) for such Member in the next limitation year, and each succeeding limitation year if necessary.

               (d) If after the application of paragraph (b) an excess amount still exists, and the Member is not covered by the Plan at the end of a limitation year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all remaining Members in the next limitation year, and each succeeding limitation year if necessary.

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

                (e) If a suspense account is in existence at any time during a limitation year pursuant to this paragraph 4, it will not participate in the allocation of investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to Members' accounts before any employer or any Employee contributions may be made to the Plan for that limitation year. Except as provided in subparagraphs (a) and (b) of this paragraph (4), excess amounts may not be distributed to Members or former Members .

           (5) This paragraph applies if, in addition to this Plan, the Member is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified Employee pension maintained by the Employer, that provides an annual addition as defined in paragraph 12, during any limitation year. The Annual Additions which may be credited to a Member's Account under this Plan for any such limitation year will not exceed the maximum permissible amount reduced by the Annual Additions credited to a Member's account under the other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified Employee pensions for the same limitation year. If the Annual Additions with respect to the Member under other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified Employee pensions maintained by the Employer are less than the maximum permissible amount and the employer contribution that would otherwise be contributed or allocated to the Member's Account under this Plan would cause the Annual Additions for the limitation year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the limitation year will equal the maximum permissible amount. If the Annual Additions with respect to the Member under such other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified Employee pensions in the aggregate are equal to or greater than the maximum permissible amount, no amount will be contributed or allocated to the Member's Account under this Plan for the limitation year.

           (6) Prior to determining  the Member's  actual  Compensation  for the
               limitation   year,   the  Employer  may   determine  the  maximum
               permissible amount for a Member in the manner described in paragraph 2.

           (7) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year will be determined on the basis of the Member's actual Compensation for the limitation year.

           (8) If, pursuant to paragraph 7 or as a result of the allocation of forfeitures, a Member's Annual Additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified Employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

           (9) If an excess amount was allocated to a Member on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

               (a) the total excess amount allocated as of such date, times

               (b) the  ratio  of  (i) the  Annual  Additions  allocated  to the
                   Member for the limitation year as of such date under this Plan to (ii) the total Annual Additions allocated to the Member for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

          (10) Any excess amount attributed to this Plan will be disposed in the manner described in paragraph 4.

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

        (11) If the Member is covered under another qualified defined contribution plan maintained by the employer which is not a master or prototype plan, Annual Additions which may be credited to the Member's Account under this Plan for any limitation year will be limited in accordance with paragraphs 5 through 10 as though the other plan were a master or prototype plan.

        (12)   Definitions
               -----------

               (a)  "Annual   Additions."  The  sum  of  the  following  amounts
                    credited to a Member's Account for the limitation year:

                    (i)  Employer contributions;

                    (ii) Employee contributions;

                    (iii) Forfeitures;

                    (iv) Amounts   allocated,   after  March  31,  1984,  to  an
                         individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key Employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the employer are treated as Annual Additions to a defined contribution plan; and

                    (v) Allocations under a simplified Employee pension. For this purpose, any excess amount applied under paragraphs 4 or 10 in the limitation year to reduce employer contributions will be considered Annual Additions for such limitation year.

               (b)  "Compensation."

                    (i) Compensation will mean Compensation as required to be reported under Code Sections 6041, 6051, and 6052 (Wages, tips and other Compensation as reported on Form W-2). Compensation is defined as wages within the meaning of Code Section 3401(a) and all other payments of Compensation to an Employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

                    (ii) For any  self-employed  individual,  Compensation  will mean earned income.

                    (iii) For  limitation  years  beginning  after  December 31,
                         1991, for purposes of applying the limitations of this article, Compensation for a limitation year is the Compensation actually paid or made available in gross income during such limitation year. Notwithstanding the preceding sentence, Compensation for a Member in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation such Member would have received for the limitation year if the Member had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled.

                    (iv) For limitation years beginning after December 31, 1997, for purposes of applying the limitations of this article, Compensation paid or made available during such limitation year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4) or 457.

               (c)  "Defined   Contribution  Dollar   Limitation."   $30,000  as
                    adjusted under Code Section 415(d).

               (d) "Employer." For purposes of this Section, Employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Plan 414(b) of the Code as modified by Plan 415(h)), all commonly controlled trades or businesses (as defined in Plan 414(c) as modified by Plan 415(h)) or affiliated service groups (as defined in Plan 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Plan 414(o) of the Code.

               (e) "Excess Amount." The excess of the Member's Annual Additions for the limitation year over the maximum permissible amount.

               (f) "Limitation Year." The limitation year as specified by the Employer in the Adoption Agreement. All qualified plans maintained by the employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

               (g) "Master or Prototype Plan." A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service

               (h)  "Maximum Permissible Amount."

               (i) For limitation years beginning on or after January 1, 2002, except for catch-up contributions described in Code Section 414(v), the annual addition that may be contributed or allocated to a Member's Account under the Plan for any limitation year shall not exceed the lesser of:

                    (A) $40,000, as adjusted for increases in the cost of living under Code Section 415(d), or

                    (B) 100 percent of the Member's Compensation for the limitation year.

                                (i)   The Compensation limitation referred to in
                                      (a) shall not apply to any contribution for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code Sections 415(l)(1) or 419A(d)(2).

                                (ii) If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                                   Number of months in the short limitation year
                                   ---------------------------------------------
                                                      12.

      (13) Membership in the Plan shall not give any Employee the right to be retained in the Employment of the Employer and shall not affect the right of the Employer to discharge any Employee.

      (14) Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Employer nor the Trustee guarantees that upon withdrawal, the value of a Member's Account will be equal to or greater than the amount of the Member's own deferrals or contributions, or those credited on his behalf in which the Member has a vested interest, under the Plan.

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

      (15) The establishment, maintenance or crediting of a Member's Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.

      (16) The Trust Fund shall be the sole source of payments under the Plan and the Employer, Plan Administrator and TPA assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment.

Section 11.2        Top Heavy Provisions

The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. The provisions of this Section 11.2 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

(A) For purposes of this Section 11.2, the following terms shall have the meanings set forth below:

       (1) "Affiliate" shall mean any entity affiliated with the Employer within the meaning of Code Sections 414(b), 414(c) or 414(m), or pursuant to the IRS Regulations under Code Section 414(o), except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Code Section 415(h) shall apply.

       (2) "Aggregation Group" shall mean (i) the group composed of each qualified retirement plan of the Employer or an Affiliate in which at least one (1) Key Employee participates during the Plan Year that contains the Determination Date or any of the four (4) preceding Plan Years and (ii) any other qualified retirement plan of the Employer or an Affiliate which, during such period, enables a plan of the Employer or an Affiliate in which a Key Employee participates to satisfy Code Sections 401(a)(4) or 410. In addition, the TPA, at the direction of the Plan Administrator, may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Code Sections 401(a)(4) and 410 with such plan being taken into account.

       (3) "Key Employee" for Plan Years beginning after December 31, 2001, "Key Employee" shall mean any

       (4) "Determination Date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date shall be the last day of that year.

       (5) "Key Employee" for Plan Years beginning after December 31, 2001, "Key Employee" shall mean any Employee or former Employee (including any deceased Employee)who at any time during the Plan Year that includes the determination date is an officer of the Employer having an annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent Owner of the Employer, or a 1 percent owner of the Employer having an annual Compensation of more than $150,000. For purposes of determining who is a Key Employee pursuant to this Subparagraph (3), Compensation shall have the meaning prescribed in Code Section 415(c)(3). The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

       (6) "Non-Key Employee" shall mean a "Non-Key Employee" as defined in Code Section 416(i)(2) and the IRS Regulations thereunder.

       (7)    "Top Heavy Plan" shall mean a "Top Heavy Plan" as defined in  Code
              Section 416(g) and the IRS Regulations thereunder.

(B) Subject to the provisions of Paragraph (C) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution (including contributions attributable to salary reduction or similar arrangements) allocable to each Employee (or to all eligible Employees other than Key
     Employees at the election of the Employer) who has satisfied the eligibility requirement(s) of Article II, Section 2, and who is in service at the end of the Plan Year, shall not be less than the lesser of (i) 3% of such eligible Employee's Compensation (as defined in Section 11.1(B)(12)(b)), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Code Sections 401(a)(4) or 410.

     If the Plan is a Top Heavy Plan for any Plan Year and (i) the Employer has elected a vesting schedule under Article VI for an employer contribution type which does not satisfy the minimum Top Heavy vesting requirements or
     (ii) if the Employer has not elected a vesting schedule for an employer contribution type, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for each employer contribution type in his Account described in clause (i) or (ii) above, shall not be less than the percentage determined in accordance with the following schedule:

                 Completed Years of Employment                 Vested Percentage
                 -----------------------------                 -----------------
                 Less than 2                                            0%
                 2 but less than 3                                     20%
                 3 but less than 4                                     40%
                 4 but less than 5                                     60%
                 5 but less than 6                                     80%
                 6 or more                                            100%

        Notwithstanding the schedule provided above, if the Plan is a Top Heavy Plan for any Plan Year and if an Employer has elected a cliff vesting schedule for an employer contribution type described in clause (i) or
        (ii) above, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for such employer contribution type in his Account, shall not be less than the percentage determined in accordance with the following schedule:

                 Completed Years of Employment                 Vested Percentage
                 -----------------------------                 -----------------
                 Less than 3                                            0%
                 3 or more                                            100%

        In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Year of Service shall be substituted for Year of Employment for determining vesting under this Article X.

        Any qualified nonelective contributions described in Code Section 401(m)(4)(C) shall be treated as employer contributions for purposes of the minimum contribution or benefit requirement of Code Section 416, even if such contributions are taken into account under the actual deferral percentage test of Code Section 401(k)(3) or under the actual contribution percentage test of Code Section 401(m)(2).

        Matching contributions allocated to Key Employees shall be treated as employer contributions for purposes of determining the minimum contribution or benefit under Code Section 416. However, if the Plan uses contributions allocated to Employees other than Key Employees on the basis of Employee contributions or elective contributions to satisfy the minimum contribution requirement, these contributions are not treated as matching contributions for purposes of applying the requirements of Code Sections 401(k) and 401(m) for Plan Years beginning after December 31, 1988.

  (C) The TPA shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this
        Section  11.2 by  taking  into  account  the  benefits  payable  and the  contributions  made under any other  qualified plan maintained by
        the  Employer,   to  prevent   inappropriate   omissions  or  required
        duplication of minimum contributions.

Section 11.3        Information and Communications

Each Employer, Member, Spouse and Beneficiary shall be required to furnish the TPA with such information and data as may be considered necessary by the TPA. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the TPA, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the TPA. All information and data submitted by an Employer or a Member, including a Member's birth date, marital status, salary and circumstances of his Employment and termination thereof, may be accepted and relied upon by the TPA. All communications from the Employer or the Trustee to a Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.

Section 11.4        Small Account Balances

Notwithstanding the foregoing  provisions of the Plan, and except as provided in
Section 7.3, if the value of all portions of a Member's Account under the Plan, when aggregated exceeds $500, then the Account will not be distributed without the consent of the Member prior to age 65 (at the earliest), but if the aggregate value of all portions of his Account is $500 or less, then his Account will be distributed in cash in a lump sum as soon as practicable following the termination of Employment by the Member.

Section 11.5        Amounts Payable to Incompetents, Minors or Estates

If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.

Notwithstanding anything herein to the contrary, any amount payable under the Plan to any individual who has been declared incompetent may only be paid to a court appointed guardian, a valid power of attorney for said payee, or any other person authorized under state law.

Section 11.6        Non-Alienation of Amounts

Except insofar as may otherwise be required by applicable law, or Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Employer, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Plan Administrator, in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Code
Section 414(p)(1) (or any domestic relations order entered before January 1, 1985). No amounts may be withdrawn under Article VII, and no loans granted under
Article  VIII,  if the TPA has  received  a  document  which  may be

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determined  following  its receipt to be a Qualified  Domestic  Relations  Order prior to completion of review of such order by the Plan Administrator within the time period prescribed for such review by the IRS Regulations.

Section 11.7        Unclaimed Amounts Payable

If the TPA cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after five (5)years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within three (3)months after such mailing such person has not filed with the TPA or Plan Administrator written claim therefore, the Plan Administrator may direct in accordance with ERISA that the payment (including the amount allocable to the Member's contributions) be cancelled, and used in abatement of the Plan's administrative expenses, provided that appropriate provision is made for re-crediting the payment if such person subsequently makes a claim therefore.

Section 11.8        Leaves of Absence

(A) If the Employer's personnel policies allow leaves of absence for all similarly situated Employees on a uniformly available basis under the circumstances described in Paragraphs (B)(1)-(4) below, then contribution allocations and vesting service will continue to the extent provided in Paragraphs (B)(1)-(4).

(B)     For  purposes of the Plan,  there are four types of  approved  Leaves of
        Absence:

        (1) Nonmilitary leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the Member is entitled to share in any supplemental contributions under Article III or forfeitures under Article VI, if any, on a pro-rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or

        (2) Nonmilitary leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or

        (3) To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

        (4) To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.

(C) Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contribution allocations and vesting service with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4) during such period of qualified military service.

Section 11.9        Return of Contributions to Employer

(A) In the case of a contribution that is made by an Employer by reason of a mistake of fact, the Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.

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(B)     In the case of a  contribution  made by an  Employer  or a  contribution otherwise  deemed to be an Employer  contribution  under the Code,  such
        contribution   shall  be  conditioned  upon  the  deductibility  of  the
        contribution by the Employer under Code Section 404. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.

(C) In the event that the IRS determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

The contributions returned under (A), (B) or (C) above may not include any gains on such excess contributions, but must be reduced by any losses.

Section 11.10 Controlling Law

The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York, without regard to the principles of the conflicts of laws thereof.

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                                   ARTICLE XII
                             AMENDMENT & TERMINATION

Section 12.1        General

While the Plan is intended to be permanent, the Plan may be amended or terminated completely by the Employer at any time by appropriate action of its Board of Directors. Except where necessary to qualify the Plan or to maintain qualification of the Plan, no amendment shall reduce any interest of a Member existing prior to such amendment. Subject to the terms of the Adoption Agreement, written notice of such amendment or termination as resolved by the Employer's Board of Directors shall be given to the Trustee, the Plan Administrator and the TPA. Such notice shall set forth the effective date of the amendment or termination or cessation of contributions.

If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this master/prototype plan and will be considered an individually designed plan.

Section 12.2        Termination of Plan and Trust

This Plan and any related Trust Agreement shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

Section 12.3        Liquidation of Trust Assets in the Event of Termination

In the event that the Employer's Board of Directors shall decide to terminate the Plan, or, in the event of complete cessation of Employer contributions, the rights of Members to the amounts standing to their credit in their Accounts shall be deemed fully vested and the Plan Administrator shall direct the Trustee to either continue the Trust in full force and effect and continue so much of the Plan in full force and effect as is necessary to carry out the orderly distribution of benefits to Members and their Beneficiaries upon retirement, Disability, death or termination of Employment; or (a) reduce to cash such part or all of the Plan assets as the Plan Administrator may deem appropriate; (b) pay the liabilities, if any, of the Plan; (c) value the remaining assets of the Plan as of the date of notification of termination and proportionately adjust Members' Account balances; (d) distribute such assets in cash to the credit of their respective Accounts as of the notification of the termination date; and
(e) distribute all balances which have been segregated into a separate fund to the persons entitled thereto; provided that no person in the event of termination shall be required to accept distribution in any form other than cash.

Section 12.4        Partial Termination

The Employer may terminate the Plan in part without causing a complete termination of the Plan. In the event a partial termination occurs, the Plan Administrator shall determine the portion of the Plan assets attributable to the Members affected by such partial termination and the provisions of Section 12.3 shall apply with respect to such portion as if it were a separate fund.

Section 12.5        Power to Amend

(A) Subject to Section 12.6, the Employer, through its Board of Directors, shall have the power to amend the Plan in any manner which it deems desirable, including, but not by way of limitation, the right to change or modify the method of allocation of contributions, to change any provision relating to the distribution of payment, or both, of any of the assets of the Trust Fund. Further, the Employer may (i) change the choice of options in the Adoption Agreement; (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans; and (iii) add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, will be considered to have an individually designed plan.

          Any amendment shall become effective upon the vote of the Board of Directors of the Employer,

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          unless such vote of the Board of Directors  of the Employer  specifies the effective date of the amendment.

          Such effective date of the amendment may be made retroactive to the vote of the Board of Directors, to the extent permitted by law.

(B) The Employer expressly recognizes the authority of the Sponsor, Pentegra Services, Inc., to amend the Plan from time to time, except with respect to elections of the Employer in the Adoption Agreement, and the Employer shall be deemed to have consented to any such amendment. The Employer shall receive a written instrument indicating the amendment of the Plan and such amendment shall become effective as of the date of such instrument. No such amendment shall in any way impair, reduce or affect any Member's vested and nonforfeitable rights in the Plan and Trust.

Section 12.6 Solely for Benefit of Members, Terminated Members and their Beneficiaries

No changes may be made in the Plan which shall vest in the Employer, directly or indirectly, any interest, ownership or control in any of the present or future assets of the Trust Fund.

No part of the funds of the Trust other than such part as may be required to pay taxes, administration expenses and fees, shall be reduced by any amendment or be otherwise used for or diverted to purposes other than the exclusive benefit of Members, retired Members, Former Members, and their Beneficiaries, except as otherwise provided in Section 11.9 and under applicable law.

No amendment shall become effective which reduces the nonforfeitable percentage of benefit that would be payable to any Member if his Employment were to terminate and no amendment which modifies the method of determining that percentage shall be made effective with respect to any Member with at least three Years of Service unless such member is permitted to elect, within a reasonable period after the adoption of such amendment, to have that percentage determined without regard to such amendment.

Section 12.7        Successor to Business of the Employer

Unless this Plan and the related Trust Agreement be sooner terminated, a successor to the business of the Employer by whatever form or manner resulting may continue the Plan and the related Trust Agreement by executing appropriate supplementary agreements and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder if such supplemental agreement so provides.

Section 12.8        Merger, Consolidation and Transfer

The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Member under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the affected Member under this Plan if it terminated immediately before the merger, consolidation or transfer.

Section 12.9        Revocability

This Plan is based upon the condition precedent that it shall be approved by the Internal Revenue Service as qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a). Accordingly, notwithstanding anything herein to the contrary, if a final ruling shall be received in writing from the IRS that the Plan does not initially qualify under the terms of Code Sections 401(a) and 501(a), there shall be no vesting in any Member of assets contributed by the Employer and held by the Trustee under the Plan. Upon receipt of notification from the IRS that the Plan fails to qualify as aforesaid, the Employer reserves the right, at its option, to either amend the Plan in such manner as may be necessary or advisable so that the Plan may so qualify, or to withdraw and terminate the Plan.

Upon the event of withdrawal and termination, the Employer shall notify the Trustee and provide the Trustee with a copy of such ruling and the Trustee shall transfer, and in accordance with applicable law, pay over to

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the  Employer  (or,  as  applicable  and to the  extent  attributable  to Member after-tax contributions, 401(k) deferrals or rollover amounts, to the Members) all of the net assets under the Plan which remain after deducting the proper expense of termination and the Trust Agreement shall thereupon terminate. For purposes of this Article XI, "final ruling" shall mean either (1) the initial letter ruling from the District Director in response to the Employer's original application for such a ruling, or (2) if such letter ruling is unfavorable and a written appeal is taken or protest filed within 60 days of the date of such letter ruling, it shall mean the ruling received in response to such appeal or protest.

If the Plan is terminated or otherwise merged with, or its assets or liabilities are transferred to, another tax-qualified plan, the Plan Administrator shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require and shall notify the TPA. Neither the Employer nor its Employees shall make any further contributions under the Plan after the termination merger or transfer date, except that the Employer shall remit to the TPA a reasonable administrative fee to be determined by the TPA for each Member with a balance in his Account to defray the cost of implementing the Plan's termination, merger or transfer. Where the Employer has terminated the Plan pursuant to this Article, the Employer may elect to transfer assets from the Plan to a successor plan qualified under Code Section 401(a) in which event the Employer shall remit to the TPA an additional administrative fee to be determined by the TPA to defray the cost of such transfer transaction.

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                        TRUSTS ESTABLISHED UNDER THE PLAN

Assets of the Plan are held in trust under separate Trust Agreements with the Trustee or Trustees. Any eligible Employee or Member may obtain a copy of these Trust Agreements from the Plan Administrator.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the Plan by the Employer, the Employer has caused these presents to be executed on its
behalf and its corporate seal to be hereunder affixed as of the              day
of                                 , 2    .


ATTEST: [EMPLOYER NAME]


By__________________________________________

Name _______________________________________

Title ______________________________________

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                                                        Pentegra Services, Inc.
                                                        108 Corporate Park Drive
                                                     White Plains, NY 10604-3805
                                                         Tel: 800-872-3473
                                                         Fax: 914-694-9384